EXHIBIT 10.1














                              EMPLOYMENT AGREEMENT
                                  BY AND AMONG
               EXELON CORPORATION, EXELON GENERATION COMPANY, LLC
                                       AND
                             OLIVER D. KINGSLEY, JR.


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                                TABLE OF CONTENTS

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ARTICLE I DEFINITIONS..........................................................2
   1.1   "Accrued Annual Incentive"............................................2
   1.2   "Accrued Base Salary" ................................................2
   1.3   "Accrued LTIP Award"..................................................2
   1.4   "Accrued Obligations" ................................................2
   1.5   "Affiliate"...........................................................2
   1.6   "Agreement Date"......................................................3
   1.7   "Annual Incentive"....................................................3
   1.8   "Applicable Trigger Date" ............................................3
   1.9   "Article".............................................................3
   1.10    "Base Salary".......................................................3
   1.11    "Beneficial Owner"..................................................3
   1.12    "Beneficiary".......................................................3
   1.13    "Board".............................................................3
   1.14    "Cause".............................................................3
   1.15    "Change Date".......................................................3
   1.16    "Change in Control".................................................3
   1.17    "Code"..............................................................5
   1.18    "Company"...........................................................5
   1.19    "Competitive Business"..............................................5
   1.20    "Confidential Information"..........................................5
   1.21    "Current Post-Merger Period"........................................6
   1.22    "Disability"........................................................6
   1.23    "Disaggregated Entity"..............................................6
   1.24    "Disaggregation"....................................................6
   1.25    "Employment Period" - see Section 3.1...............................7
   1.26    "Enhanced SERP".....................................................7
   1.27    "Exchange Act"......................................................7
   1.28    "Good Reason".......................................................7
   1.29    "Imminent Control Change"...........................................7
   1.30    "Imminent Control Change Period"....................................7
   1.31    "Incentive Plan"....................................................8
   1.32    "including".........................................................8
   1.33    "Incumbent Board"...................................................8
   1.34    "IRS"...............................................................8
   1.35    "Key Management Severance Plan".....................................8
   1.36    "LTIP"..............................................................8
   1.37    "LTIP Performance Period"...........................................8
   1.38    "LTIP Target Level".................................................8
   1.39    "Merger"............................................................9
   1.40    "Notice of Termination".............................................9
   1.41    "Performance Shares"................................................9

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                          TABLE OF CONTENTS - Continued
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   1.42    "Person"............................................................9
   1.43    "Plan"..............................................................9
   1.44    "Post-Change Period"................................................9
   1.45    "Post-Disaggregation Period"........................................9
   1.46    "Post-Significant Acquisition Period"...............................9
   1.47    "Prior CIC Agreement"...............................................9
   1.48    "Restrictive Covenants".............................................9
   1.49    "Restricted Stock".................................................10
   1.50    "SEC"..............................................................10
   1.51    "SEC Person".......................................................10
   1.52    "Section"..........................................................10
   1.53    "SERP".............................................................10
   1.54    "Severance Incentive"..............................................10
   1.55    "Severance Period".................................................10
   1.56    "Significant Acquisition"..........................................10
   1.57    "Stock Options"....................................................11
   1.58    "Subsidiary".......................................................11
   1.59    "Target Incentive".................................................11
   1.60    "Taxes"............................................................11
   1.61    "Termination Date".................................................11
   1.62    "Termination of Employment"........................................12
   1.63    "20% Owner"........................................................12
   1.64    "Voting Securities"................................................12
   1.65    "Welfare Plans"....................................................12

ARTICLE II TERMS OF EMPLOYMENT................................................12
   2.1   Duties...............................................................12
   2.2   Other Activities.....................................................13

ARTICLE III EMPLOYMENT PERIOD.................................................13
   3.1   Employment Period....................................................13

ARTICLE IV COMPENSATION.......................................................13
   4.1   Base Salary..........................................................13
   4.2   Annual Incentive.....................................................14

ARTICLE V SPECIAL INCENTIVE...................................................14
   5.1   Restricted Stock Grant...............................................14

ARTICLE VI OTHER BENEFITS.....................................................14
   6.1   Stock Option, Restricted Stock, Other Incentive Plans, Savings and
         Retirement Plans.....................................................14
   6.2   Enhanced Supplemental Executive Retirement Benefit...................14
   6.3   Welfare Benefits.....................................................14

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                          TABLE OF CONTENTS - Continued

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   6.4   Fringe Benefits......................................................15
   6.5   Paid Time Off........................................................15
   6.6   Expenses.............................................................15
   6.7   Daughter's Medical Coverage..........................................15
   6.8   Certain Special Circumstances........................................15

ARTICLE VII TERMINATION OF EMPLOYMENT.........................................18
   7.1   Disability...........................................................18
   7.2   Death.  .............................................................18
   7.3   Termination by the Company for Cause.................................18
   7.4   Termination by Executive for Good Reason.............................22

ARTICLE VIII COMPANY'S OBLIGATIONS UPON CERTAIN TERMINATIONS OF EMPLOYMENT....25
   8.1   Termination During the Employment Period Without Special
         Circumstances........................................................25
   8.2   Termination in Certain Special Circumstances.........................27
   8.3   Termination During an Imminent Control Change Period.................30
   8.4   Termination During a Post-Disaggregation Period......................30
   8.5   Termination by the Company for Cause.................................31
   8.6   Termination by Executive Other Than for Good Reason..................32
   8.7   Termination by the Company for Disability............................33
   8.8   Upon Death...........................................................34
   8.9   Timing of Severance Payments.........................................35
   8.10    Waiver and Release.................................................35
   8.11    Sole and Exclusive Obligations.....................................36

ARTICLE IX CERTAIN ADDITIONAL PAYMENTS BY THE COMPANY.........................36
   9.1   Gross-Up Payment.....................................................36
   9.2   Limitation on Gross-Up Payments......................................37
   9.3   Additional Gross-up Amounts..........................................37
   9.4   Amount Increased or Contested........................................38
   9.5   Refunds..............................................................40

ARTICLE X EXPENSES, INTEREST, DISPUTE RESOLUTION, INDEMNIFICATION AND
   D&O LIABILITY INSURANCE....................................................40
   10.1    Enforcement and Late Payments: Under Certain Special Circumstances.40
   10.2    Negotiation of Agreement...........................................41
   10.3    Interest:  Under Certain Special Circumstances.....................41
   10.4    Arbitration........................................................41
   10.5    Indemnification....................................................42
   10.6    Directors' and Officers' Liability Insurance.......................42

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                          TABLE OF CONTENTS - Continued

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ARTICLE XI NO SET-OFF OR MITIGATION...........................................42
   11.1    No Set-off by Company..............................................42
   11.2    No Mitigation......................................................42

ARTICLE XII RESTRICTIVE COVENANTS.............................................43
   12.1    Confidential Information...........................................43
   12.2    Non-Competition....................................................43
   12.3    Non-Solicitation...................................................44
   12.4    Intellectual Property..............................................45
   12.5    Non-Disparagement..................................................46
   12.6    Reasonableness of Restrictive Covenants............................46
   12.7    Right to Injunction; Survival of Undertakings......................47
   12.8    Breach of Covenants................................................47

ARTICLE XIII NON-EXCLUSIVITY OF RIGHTS........................................48
   13.1    Other Rights.......................................................48
   13.2    No Right to Continued Employment...................................48

ARTICLE XIV MISCELLANEOUS.....................................................49
   14.1    No Assignability...................................................49
   14.2    Successors.........................................................49
   14.3    Affiliates.........................................................49
   14.4    No Double Payment..................................................49
   14.5    Payments to Beneficiary............................................49
   14.6    Non-Alienation of Benefits.........................................49
   14.7    Severability.......................................................49
   14.8    Amendments.........................................................50
   14.9    Notices............................................................50
   14.10   Joint and Several Liability, Continuing Enhanced SERP Obligations
           of ComEd...........................................................50
   14.11   Counterparts.......................................................50
   14.12   Governing Law......................................................50
   14.13   Captions...........................................................51
   14.14   Number and Gender..................................................51
   14.15   Tax Withholding....................................................51
   14.16   No Waiver..........................................................51
   14.17   Entire Agreement...................................................51
   14.18   Approvals..........................................................51
   14.19   Survival of Executive's Rights.....................................51

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                              EMPLOYMENT AGREEMENT


         THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT dated as of September 5, 2002 (the "Agreement Date") is made by and among Exelon Corporation, incorporated under the laws of the Commonwealth of Pennsylvania (together with successors thereto, the "Company"), Exelon Generation Company, LLC, a Pennsylvania limited liability company (together with successors and assigns thereto, "Genco"), and Oliver D. Kingsley, Jr. ("Executive"), a resident of Illinois, amends and restates, to be effective immediately upon the Agreement Date, that certain Employment Agreement dated as of November 1, 1997, as amended, between ComEd and Executive.

                                    RECITALS

         WHEREAS, Executive is currently serving as Senior Executive Vice President of the Company and President and Chief Executive
Officer of Genco;

         WHEREAS, Commonwealth Edison Company ("ComEd") was a subsidiary of Unicom Corporation;

         WHEREAS, effective October 20, 2000 Unicom Corporation merged with and into the Company, which has succeeded to the rights and obligations of ComEd hereunder, except with respect to the Enhanced SERP (as defined below in Article
I) which obligations are joint and several between ComEd and the Company;

         WHEREAS, the Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its shareholders to assure that the Company will have the continued services of Executive, despite the possibility or occurrence of a Change in Control of the Company and the Board believes it is imperative to reduce the distraction of Executive that would result from the personal uncertainties caused by a pending or threatened Change in Control or a Significant Acquisition, to encourage Executive's full attention and dedication to the Company, and to provide Executive with compensation and benefits arrangements upon a Change in Control which are competitive with those of similarly-situated corporations;

         WHEREAS, the Board has determined that Change in Control protection for Executive as incorporated into this Agreement should also include non-competition, confidential information, non-solicitation, intellectual property and non-disparagement restrictive covenants as provided in Article XII below (the "Restrictive Covenants");

         WHEREAS, the Board has determined that the Change in Control protection for Executive should supersede the Change in Control Agreement by and among Unicom Corporation, ComEd and Executive, dated March 8, 1999 (the "Prior CIC Agreement");

         WHEREAS, in order to induce Executive to enter into this Agreement, including but not limited to the Restrictive Covenants and Change in Control protection superseding the Prior CIC Agreement, and to induce Executive to continue to serve as Senior Executive Vice President of the Company and President and Chief Executive Officer of Genco, the Compensation Committee


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of the Board of Directors of the Company has approved the terms of this
Agreement as amended and restated herein; and

         WHEREAS, Executive is willing to accept such continued employment and perform such services on the terms and conditions hereunder set forth;

         NOW, THEREFORE, the parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         As used in this Agreement, the terms specified below shall have the following meanings:

         1.1 "Accrued Annual Incentive" means the amount of any Annual Incentive earned but not yet paid with respect to the Company's latest fiscal year ended prior to the Termination Date.

         1.2 "Accrued Base Salary" means the amount of Executive's Base Salary that is accrued but not yet paid as of the Termination Date.

         1.3 "Accrued LTIP Award" means the amount of any LTIP Award earned and vested, but either deferred or not yet paid as of the Termination Date.

         1.4 "Accrued Obligations" means, as of any date, the sum of the following (subject to Section 8.11):

                  (a) Accrued Base Salary,

                  (b) Accrued Annual Incentive,

                  (c) Accrued LTIP Award,

                  (d) any accrued but unpaid paid time off, calculated in accordance with Company policy in effect from time to time,

                  (e) reimbursement, in accordance with the applicable Plans of the Company, of any unreimbursed business expenses incurred by Executive prior to the Termination Date, to the extent such expenses would be reimbursable if Executive remained employed by the Company, and

                  (f) any other amounts and benefits in accordance with the Plans of the Company in effect from time to time (including, each to the extent applicable, retiree health care coverage and benefits due under any tax-qualified retirement plans), calculated by taking into account the years of service provided in accordance to the provisions of Attachment B, which are then due to be paid or provided to Executive by the Company, but have not yet been paid or provided (as applicable).

         1.5 "Affiliate" means any Person that directly or indirectly controls, is controlled by, or is under common control with, the Company. For purposes of this definition the term "control"

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with respect to any Person means the power to direct or cause the direction of management or policies of such Person, directly or indirectly, whether through the ownership of Voting Securities, by contract or otherwise. As of the Agreement Date, Genco is an Affiliate.

         1.6 "Agreement Date" -- see the introductory paragraph of this Agreement.

         1.7 "Annual Incentive" -- see Section 4.2.

         1.8 "Applicable Trigger Date" means

                  (a) the Agreement Date with respect to the Current Post-Merger Period;

                  (b) the Change Date with respect to the Post-Change Period;

                  (c) the date of an Imminent Control Change with respect to the Imminent Control Change Period;

                  (d) the date of a Significant Acquisition with respect to a Post-Significant Acquisition Period; and

                  (e) the date of a Disaggregation with respect to a Post-Disaggregation Period.

         1.9 "Article" means an article of this Agreement.

         1.10 "Base Salary" -- see Section 4.1.

         1.11 "Beneficial Owner" means such term as defined in Rule 13d-3 of the SEC under the Exchange Act.

         1.12 "Beneficiary" -- see Section 14.5.

         1.13 "Board" means the Board of Directors of Company or, from and after the effective date of a Corporate Transaction (as defined in the definition of "Change in Control"), the Board of Directors of the corporation resulting from a Corporate Transaction or, if securities representing at least 50% of the aggregate voting power of such resulting corporation are directly or indirectly owned by another corporation, such other corporation.

         1.14 "Cause" -- see Section 7.3.

         1.15 "Change Date" means the date on which a Change in Control first occurs during the Employment Period.

         1.16 "Change in Control" means, except as otherwise provided below, the first to occur of any of the following during the Employment Period:

                  (a) any SEC Person becomes the Beneficial Owner of 20% or more of the then outstanding common stock of the Company or of Voting Securities representing 20% or more of the combined voting power of all the then outstanding Voting Securities of Company (such an SEC Person, a "20% Owner"); provided, however, that for purposes



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         of this subsection (a), the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company), (2) any acquisition by the Company, (3) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company (a "Company
         Plan"), or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this definition; provided further, that for purposes of clause (2), if any 20% Owner of the Company other than the Company or any Company Plan becomes a 20% Owner by reason of an acquisition by the Company, and such 20% Owner of the Company shall, after such acquisition by the Company, become the beneficial owner of any additional outstanding common shares of the Company or any additional outstanding Voting Securities of the Company (other than pursuant to any dividend reinvestment plan or arrangement maintained by the Company) and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;
         or

                  (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Incumbent Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (as such terms are used in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                  (c) Consummation of a reorganization, merger or consolidation ("Merger"), or the sale or other disposition of more than 50% of the operating assets of the Company (determined on a consolidated basis), other than in connection with a sale-leaseback or other arrangement resulting in the continued utilization of such assets (or the operating products of such assets) by the Company (such reorganization, merger, consolidation, sale or other disposition, a "Corporate Transaction"); excluding, however, a Corporate Transaction pursuant to which:

                           (i) all or substantially all of the individuals and
                  entities who are the Beneficial Owners, respectively, of the outstanding common stock of Company and outstanding Voting Securities of the Company immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 60% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which, as a result of such transaction, owns the Company or all or substantially all of the assets of the Company either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such

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                  Corporate Transaction of the outstanding common stock of
                  Company and outstanding Voting Securities of the Company, as the case may be;

                           (ii) no SEC Person (other than the corporation
                  resulting from such Corporate Transaction, and any Person which beneficially owned, immediately prior to such corporate Transaction, directly or indirectly, 20% or more of the outstanding common stock of the Company or the outstanding Voting Securities of the Company, as the case may be) becomes a 20% Owner, directly or indirectly, of the then-outstanding common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation; and

                           (iii) individuals who were members of the Incumbent
                  Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

                  (d) Approval by the Company's shareholders of a plan of complete liquidation or dissolution of the Company, other than a plan of liquidation or dissolution which results in the acquisition of all or substantially all of the assets of the Company by an affiliated company.

Notwithstanding the occurrence of any of the foregoing events, a Change in Control shall not occur with respect to Executive if, in advance of such event, Executive agrees in writing that such event shall not constitute a Change in Control.

         1.17 "Code" means the Internal Revenue Code of 1986, as amended.

         1.18 "Company" - see the introductory paragraph to this Agreement.

         1.19 "Competitive Business" means, as of any date, any utility business and any individual or entity (and any branch, office, or operation thereof) which engages in, or proposes to engage in (with Executive's assistance) (i) the harnessing, production, transmission, distribution, marketing or sale of energy or the transmission or distribution thereof through wire or cable or similar medium, (ii) any other business engaged in by the Company prior to Executive's Termination Date which represents for any calendar year or is projected by the Company (as reflected in a business plan adopted by the Company before Executive's Termination Date) to yield during any year during the first three-fiscal year period commencing on or after Executive's Termination Date, more than 5% of the gross revenue of Company, and, in either case, which is located (x) anywhere in the United States, or (y) anywhere outside of the United States where Company is then engaged in, or proposes as of the Termination Date to engage in to the knowledge of Executive, any of such activities.

         1.20 "Confidential Information" shall mean any information, ideas, processes, methods, designs, devices, inventions, data, techniques, models and other information developed or used by the Company or any Affiliate and not generally known in the relevant trade or industry relating to the Company's or its Affiliates' products, services, businesses, operations, employees, customers or suppliers, whether in tangible or intangible form, which gives the Company and its Affiliates a competitive advantage in the harnessing, production, transmission,


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distribution, marketing or sale of energy or the transmission or distribution thereof through wire or cable or similar medium or in the energy services industry and other businesses in which the Company or an Affiliate is engaged, or of third parties which the Company or Affiliate is obligated to keep confidential (provided Executive knows or should have known the Company or the Affiliate, as the case may be, was obligated by the third party to keep such information confidential), or which was learned, discovered, developed, conceived, originated or prepared during or as a result of Executive's performance of any services on behalf of the Company and which falls within any of the following general categories:

                  (a) information relating to trade secrets of the Company or Affiliate or any customer or supplier of the Company or Affiliate;

                  (b) information relating to existing or contemplated products, services, technology, designs, processes, formulae, algorithms, research or product developments of the Company or Affiliate or any customer or supplier of the Company or Affiliate;

                  (c) information relating to business plans or strategies, sales or marketing methods, methods of doing business, customer lists, customer usages and/or requirements, supplier information of the Company or Affiliate or any customer or supplier of the Company or Affiliate;

                  (d) information subject to protection under the Uniform Trade Secrets Act, as adopted by the State of Illinois, or to any comparable protection afforded by applicable law; or

                  (e) any other confidential information which either the Company or Affiliate or any customer or supplier of the Company or Affiliate may reasonably have the right to protect by patent, copyright or by keeping it secret and confidential.

         1.21 "Current Post-Merger Period" means the period commencing on the Agreement Date and ending on the earlier of the Termination Date or October 20, 2002. To the extent that, prior to October 21, 2002, the Current Post-Merger Period includes any portion of an Imminent Control Change Period or a Post-Significant Acquisition Period, the terms of this Agreement applicable to the Current Post-Merger Period shall govern. To the extent that, prior to October 21, 2002, the Current Post-Merger Period includes any portion of a Post-Disaggregation Period, the terms of this Agreement applicable to the Post-Disaggregation Period shall govern.

         1.22 "Disability" - see Section 7.1(b).

         1.23 "Disaggregated Entity" means the Disaggregated Unit or any other Person (other than the Company or an Affiliate) that controls or is under common control with the Disaggregated Unit.

         1.24 "Disaggregation" means the consummation, in contemplation of a Change in Control, of a sale, spin-off or other disaggregation by the Company or the Affiliate or business unit of the Company ("Disaggregated Unit") which employed Executive immediately prior to the sale, spin-off or other disaggregation.

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         1.25 "Employment Period" - see Section 3.1.

         1.26 "Enhanced SERP" means the contractual supplemental executive retirement benefit described in Section 6.2.

         1.27 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         1.28 "Good Reason" -- see Section 7.4.

         1.29 "Imminent Control Change" means, as of any date on or after the Agreement Date and prior to the Change Date, the occurrence of any one or more of the following:

                  (a) the Company enters into an agreement the consummation of which would constitute a Change in Control;

                  (b) Any SEC Person commences a "tender offer" (as such term is used in Section 14(d) of the Exchange Act) or exchange offer, which, if consummated, would result in a Change in Control; or

                  (c) Any SEC Person files with the SEC a preliminary or definitive proxy solicitation or election contest to elect or remove one or more members of the Board, which, if consummated or effected, would result in a Change in Control;

provided, however, that an Imminent Control Change will lapse and cease to qualify as an Imminent Control Change:

                           (i) With respect to an Imminent Control Change
                  described in clause (a) of this definition, the date such agreement is terminated, cancelled or expires without a Change Date occurring;

                           (ii) With respect to an Imminent Control Change
                  described in clause (b) of this definition, the date such tender offer or exchange offer is withdrawn or terminates without a Change Date occurring;

                           (iii) With respect to an Imminent Control Change
                  described in clause (c) of this definition, (1) the date the validity of such proxy solicitation or election contest expires under relevant state corporate law, or (2) the date such proxy solicitation or election contest culminates in a shareholder vote, in either case without a Change Date occurring; or

                           (iv) The date a majority of the members of the
                  Incumbent Board make a good faith determination that any event or condition described in clause (a), (b), or (c) of this definition no longer constitutes an Imminent Control Change, provided that such determination may not be made prior to the twelve (12) month anniversary of the occurrence of such event.

         1.30 "Imminent Control Change Period" means the period (excluding any portion of such period in effect during the Current Post-Merger Period, but including any portion of such


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period after a Disaggregation occurring after October 20, 2002) commencing on the date of an Imminent Control Change, and ending on the first to occur thereafter of

         (a) a Change Date, provided

                  (i) such date occurs after October 20, 2002 and no later than the one-year anniversary of the Termination Date, and

                  (ii) either the Imminent Control Change has not lapsed, or the Imminent Control Change in effect upon such Change Date is the last Imminent Control Change in a series of Imminent Control Changes unbroken by any period of time between the lapse of an Imminent Control Change and the occurrence of a new Imminent Control Change;

         (b) if Executive's business unit undergoes Disaggregation after October 20, 2002, and Executive retains substantially the same position with the Disaggregated Entity as immediately prior to such Disaggregation (determined without regard to reporting obligations) the earlier to occur after such Disaggregation of a Change Date or the end of the 60th day following such Disaggregation without the occurrence of a Change Date,

         (c) the date an Imminent Control Changes lapses without the prior or concurrent occurrence of a new Imminent Control Change; or

         (d) the twelve-month anniversary of the Termination Date.

         1.31 "Incentive Plan" means any annual incentive award arrangement of the Company.

         1.32 "including" means including without limitation.

         1.33 "Incumbent Board" - see definition of "Change in Control".

         1.34 "IRS" means the Internal Revenue Service of the United States of America.

         1.35 "Key Management Severance Plan" means the Second Amended and Restated Exelon Corporation Key Management Severance Plan, as effective June 15, 1989, as amended and restated effective June 1, 2001, and as may be further amended and restated from time to time.

         1.36 "LTIP" means the Exelon Corporation Long-Term Incentive Plan, as amended from time to time, or any successor thereto, and including any Stock Options or Restricted Stock granted thereunder to replace stock options or restricted stock initially granted under the Unicom Corporation Long-Term Incentive Plan.

         1.37 "LTIP Performance Period" means the performance period applicable to an LTIP award, as designated in accordance with the LTIP.

         1.38 "LTIP Target Level" means, in respect of any grant of Performance Shares under the Exelon Performance Share Program under the LTIP, the number of Performance Shares which Executive would have been awarded (prior to the Termination Date) for the LTIP Performance Period corresponding to such grant if the business and personal performance goals related to such grant were achieved at the 100% (target) level as of the end of the first year of the LTIP Performance Period.

         1.39 "Merger" - see definition of "Change in Control".

         1.40 "Notice of Termination" means a written notice given in accordance with Section 14.9 which sets forth (i) the specific termination provision in this Agreement relied upon by the party giving such notice, (ii) in reasonable detail the specific facts and circumstances claimed to provide a basis for such Termination of Employment, and (iii) if the Termination Date is other than the date of receipt of such Notice of Termination, the Termination Date; provided that in the case of Disability or Cause, the procedures referred to in Section
7.1 or Section 7.3, respectively, have been complied with.

         1.41 "Performance Shares" - see Section 8.1(e). After a Disaggregation, "Performance Shares" shall also refer to performance shares, performance units or similar stock incentive awards granted by a Disaggregated Entity (or an affiliate thereof) in replacement of performance shares, performance units or similar stock incentive awards granted under the Exelon Performance Share Program under the LTIP.

         1.42 "Person" means any individual, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government instrumentality, division, agency, body or department.

         1.43 "Plan" means a plan, practice, policy or program of the Company (or, if applicable to Executive, the Disaggregated Entity or Affiliate).

         1.44 "Post-Change Period" means the period commencing on the Change Date and ending on the earlier of the Termination Date or the second anniversary of the Change Date.

         1.45 "Post-Disaggregation Period" means the period commencing on the first date during the Employment Period on which a Change in Control occurs following a Disaggregation, provided such Change Date occurs no more than 60 days following such Disaggregation, and ending on the earlier of the Termination Date or the second anniversary of the Change Date. If no Change Date occurs within 60 days after the Disaggregation, there shall be no Post-Disaggregation Period.

         1.46 "Post-Significant Acquisition Period" means the period (excluding any portion thereof in effect during the Current Post-Merger Period) commencing on the date of a Significant Acquisition that occurs during the Employment Period prior to a Change Date, and ending on the first to occur of (a) the end of the 18-month period commencing on the date of the Significant Acquisition,
(b) the Change Date, or (c) the Termination Date.

         1.47 "Prior CIC Agreement" - see the Recitals to this Agreement.

         1.48 "Restrictive Covenants" - see the Recitals to this Agreement.

         1.49 "Restricted Stock" -- see Section 8.1(f). After a Disaggregation, "Restricted Stock" shall also refer to deferred stock units, restricted stock or restricted share units granted by a Disaggregated Entity (or an affiliate thereof) in replacement of deferred stock units, restricted stock or restricted share units granted by the Company other than under the Exelon Performance Share Program under the LTIP.

         1.50 "SEC" means the United States Securities and Exchange Commission.

         1.51 "SEC Person" means any person (as such term is used in Rule 13d-5 of the SEC under the Exchange Act) or group (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act), other than (a) the Company or an Affiliate, or (b) any employee benefit plan (or any related trust) or Company or any of its Affiliates.

         1.52 "Section" means, unless the context otherwise requires, a section of this Agreement.

         1.53 "SERP" means the Exelon Corporation Supplemental Management Retirement Plan, as in effect from time to time, or any successor thereto.

         1.54 "Severance Incentive" means

                  (a) for purposes of Section 8.1, the average of the annual incentive awards paid to Executive under the LTIP (or such other Incentive Plan under which Executive is entitled to such awards), a successor plan or otherwise with respect to each of the two calendar years preceding the year in which the Termination Date occurs; and

                  (b) for all other purposes under the Agreement, the greater of
         (i) the Target Incentive for the performance period in which the Termination Date occurs, or (ii) the average (mean) of the actual Annual Incentives paid (or payable, to the extent not previously paid) to Executive under the Incentive Plan for each of the two calendar years preceding the calendar year in which the Termination Date occurs.

         1.55 "Severance Period" means the period beginning on Executive's Termination Date, and ending on whichever of the following is applicable:

                  (a) if Executive's Termination of Employment entitles Executive to benefits under Section 8.1, the second anniversary of such Termination of Employment; or

                  (b) if Executive's Termination of Employment entitles Executive to benefits under Section 8.2, 8.3 or 8.4, the third anniversary of such Termination of Employment.

There shall be no Severance Period if Executive's Termination of Employment is on account of death or Disability or if Executive's employment is terminated by the Company for Cause or by Executive other than for Good Reason.

         1.56 "Significant Acquisition" means a Corporate Transaction affecting Genco that is consummated after the Agreement Date and prior to the Change Date, which Corporate Transaction is not a Change in Control, provided that as a result of such Corporate Transaction, all or substantially all of the individuals and entities who are the Beneficial Owners, respectively, of the outstanding common stock of Company and outstanding Voting Securities of the Company immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 60% but not more than 66-2/3% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which, as a result of such transaction, owns the Company or all or substantially all of the assets of the Company either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Corporate Transaction of the outstanding common stock of Company and outstanding Voting Securities of the Company, as the case may be.

         1.57 "Stock Options" -- see Section 8.1(d). After a Disaggregation, "Stock Options" shall also refer to stock options, stock appreciation rights, or similar incentive awards granted by the Disaggregated Entity (or an affiliate thereof) in replacement of stock options, stock appreciation rights, or similar incentive awards granted under the LTIP.

         1.58 "Subsidiary" - see the introductory paragraph to this Agreement.

         1.59 "Target Incentive" as of a certain date means an amount equal to the product of Base Salary determined as of such date multiplied by the percentage of such Base Salary to which Executive would have been entitled immediately prior to such date under the Incentive Plan for the applicable performance period if the performance goals established pursuant to such Incentive Plan were achieved at the 100% (target) level as of the end of the applicable performance period (which shall be equal to at least 80% of Base Salary as provided in Section 4.2); provided, however, that any reduction in Executive's Base Salary or Annual Incentive that would qualify as Good Reason shall be disregarded for purposes of this definition.

         1.60 "Taxes" means the incremental federal, state, local and foreign income, employment, excise and other taxes payable by Executive with respect to any applicable item of income.

         1.61 "Termination Date" means the effective date of Executive's Termination of Employment, which shall be the date of the receipt of the Notice of Termination, or any later date, not more than 30 days after the giving of such notice, specified in such notice; provided, however, that:

                  (a) if, during a Current Post-Merger Period, Post-Change Period, Post-Significant Acquisition Period, Post-Disaggregation Period, or Imminent Control Change Period, the Company terminates Executive's employment other than for Cause or Disability or if Executive terminates Executive's employment for Good Reason, then the Termination Date shall be the date of receipt of the Notice of Termination by Executive (if such Notice is given by the Company, an Affiliate or a Disaggregated Entity) or by the Company, an Affiliate or a Disaggregated Entity (if such Notice is given by Executive), or such later date, not more than 15 days after the giving of such Notice, specified in such Notice as of which Executive's employment shall be terminated; and

                  (b) if Executive's employment is terminated by reason of death or Disability, the Termination Date shall be the date of Executive's death or the Disability Effective Date (as described in Section 7.1(a));

                  (c) if, during the Employment Period other than during a Current Post-Merger Period, Post-Change Period, Post-Significant Acquisition Period, Post-Disaggregation Period, or Imminent Control Change Period, Executive elects to retire or otherwise terminate employment other than for Good Reason, Disability or death, the Termination Date shall be at least 90 days after the Company's receipt of a Notice of Termination; and

                  (d) if no Notice of Termination is given, the Termination Date shall be the last day on which Executive is employed by the Company, an Affiliate or a Disaggregated Entity.

         1.62 "Termination of Employment" means any termination of Executive's employment with the Company and its Affiliates, whether such termination is initiated by the Company or by Executive; provided that if Executive's cessation of employment with the Company and its Affiliates is effected through a Disaggregation, and Executive is employed in substantially the same position (without regard to reporting obligations) by the Disaggregated Entity immediately following the Disaggregation, and a Change Date occurs no more than 60 days after such Disaggregation, then the Disaggregation shall not be deemed to effect a "Termination of Employment" for purposes of this Agreement, and after the Disaggregation, "Termination of Employment" means any termination of Executive's employment with the Disaggregated Entity, whether such termination is initiated by the Disaggregated Entity or by Executive.

         1.63 "20% Owner" -- see paragraph (a) of the definition of "Change in Control."

         1.64 "Voting Securities" means with respect to a corporation, securities of such corporation that are entitled to vote generally in the election of directors of such corporation.

         1.65 "Welfare Plans" - see Section 6.3.

                                   ARTICLE II
                               TERMS OF EMPLOYMENT

         2.1 Duties. During the Employment Period, Executive shall be a Senior Executive Vice President of the Company and shall hold such other position as the Board designates, provided such other position (including status, offices, and rank) shall be at least commensurate in status, responsibility, and authority with Executive's current position of President and Chief Executive Officer of Genco. Executive shall report directly to the Chief Executive Officer of the Company. Executive shall assume the authority, duties, and responsibilities as are commensurate and consistent with Executive's experience in the industry, his contributions to the Company and such positions and titles. During the Employment Period, Executive shall perform the duties properly assigned to him by the Chief Executive Officer to the reasonable satisfaction of the Company; shall devote substantially all of his business time, attention and effort during normal business hours, excluding any periods of disability, vacation, or sick leave to which Executive is entitled, to the affairs of the Company and Genco; and shall use his reasonable best efforts to promote the interests of the Company and Genco.

         2.2 Other Activities. Executive may (i) serve on corporate, civic or charitable boards or committees, (ii) deliver lectures, fulfill speaking engagements or teach at educational institutions and (iii) manage personal investments; provided that such activities are consistent with the Plans of the Company (or in the case of a Disaggregation, the Disaggregated Entity) in effect from time to time or have been consented to by the Company, and do not significantly interfere with the performance of Executive's duties under this Agreement.

                                  ARTICLE III
                                EMPLOYMENT PERIOD

         3.1 Employment Period. Subject to the termination provisions hereinafter provided, the term of Executive's employment under this Agreement (the "Employment Period") shall begin on the Agreement Date and shall end on the first anniversary of the Agreement Date or such later date to which the Employment Period is extended pursuant to the following sentence, unless earlier terminated as provided herein. Commencing on the Agreement Date, the Employment Period shall automatically be extended each day by one day to create a new one-year term until, at any time after the Agreement Date, the Company delivers written notice (an "Expiration Notice") to Executive that the Employment Period shall expire on a date specified in the Expiration Notice (the "Expiration Date") that is not less than 12 months after the date the Expiration Notice is delivered to Executive; provided, however, that if a Change Date, Imminent Control Change, Disaggregation or Significant Acquisition occurs before the Expiration Date specified in the Expiration Notice, then such Expiration Notice shall be void and of no further effect. If such Imminent Control Change or Disaggregation does not culminate in a Change Date, then such Expiration Notice shall be reinstated and the Employment Period shall expire on the date originally specified as the Expiration Date, or if later, the date the Imminent Control Change lapses or the end of the sixtieth day after the Disaggregation. Notwithstanding anything herein to the contrary, the Employment Period shall not end before the earliest of the following: (a) the second anniversary of the Change Date, (b) eighteen (18) months after the Significant Acquisition, provided there has been no Change Date, (c) the end of the sixtieth day after the Disaggregation if there has been no Change Date after the Disaggregation, and (d) the Termination Date.

                                   ARTICLE IV
                                  COMPENSATION

         4.1 Base Salary. The Company shall pay or cause to be paid to Executive in accordance with its normal payroll practices (as may be modified from time to time) an annual salary at a rate of $750,000 per year ("Base Salary"). During the Employment Period, the Base Salary shall be reviewed at least annually and may be increased from time to time as shall be determined by the Company. After any such increase, the term "Base Salary" shall thereafter refer to the increased amount. Base Salary shall not be reduced at any time without the express written consent of Executive. Any increase in Base Salary shall not limit or reduce any other obligation of the Company to Executive under this Agreement.

         4.2 Annual Incentive. Executive shall have the opportunity to participate in and receive payment ("Annual Incentive") pursuant to the Company's annual cash incentive plan or program in such amount as determined by the Company in its discretion in accordance with the terms hereof for each fiscal year which begins during the Employment Period.

                  (a) If Executive achieves his target performance goals, as determined by the Company on an annual basis, such Annual Incentive shall be at least 80% of Executive's Base Salary. Actual payout of the Annual Incentive may vary from 0% to 160% according to achievement of performance goals.

                  (b) During the Current Post-Merger Period and the Post-Change Period, the Annual Incentive will have an award opportunity no less, including target performance goals not materially more difficult to achieve, than that in effect immediately prior to the Applicable Trigger Date for each applicable performance period which commences prior to the Termination Date and ends during the Current Post-Merger Period and the Post-Change Period.

                                   ARTICLE V
                                SPECIAL INCENTIVE

         5.1 Restricted Stock Grant. The Company has granted to Executive a total of 35,000 restricted shares of common stock of the Company, the terms of which shall be substantially as set forth in Attachment A.

                                   ARTICLE VI
                                 OTHER BENEFITS

         6.1 Stock Option, Restricted Stock, Other Incentive Plans, Savings and Retirement Plans. Executive shall be entitled to participate during the Employment Period and thereafter in all stock option, restricted stock, other equity incentive plans, other incentive plans, savings and retirement plans, practices policies and programs of the Company that are from time to time applicable to and on the same terms as apply to peer executives of the Company generally, including the LTIP but excluding any supplemental executive retirement plan (subject to Section 6.2).

         6.2 Enhanced Supplemental Executive Retirement Benefit. Executive shall be entitled to a contractual supplemental executive retirement benefit pursuant to this Section 6.2 ("Enhanced SERP"), determined and paid in accordance with the provisions of the SERP (including, without limitation, Section 5.6 thereof) for "Key Management Employees" thereunder, provided, however, that (A) the amount of, and entitlement to, the annual benefit otherwise determined in accordance with the SERP, payable to Executive or his surviving spouse, shall be determined based on service in accordance with the provisions of Attachment B and the other applicable provisions of this Agreement. The Enhanced SERP shall be reduced by the actuarial equivalent value of any amount payable to Executive or his spouse under the SERP.

         6.3 Welfare Benefits. During the Employment Period and thereafter, Executive and his eligible dependents shall be eligible to participate in, and shall receive all benefits under, welfare benefit plans, practices, policies and programs provided by the Company ("Welfare Plans") (including medical, prescription, dental, vision/hearing, disability, salary continuance, employee group life, dependent life, accidental death and travel accident insurance plans and programs) applicable to and on the same terms as apply to peer executives of the Company generally, in accordance with their terms as in effect from time to time. For purposes of the Key Management Severance Plan, this Agreement shall be considered to be an individual Change in Control Agreement.

         6.4 Fringe Benefits. During the Employment Period and thereafter, Executive shall be entitled to fringe benefits applicable to and on the same terms as apply to peer executives of the Company generally, in accordance with their terms as in effect from time to time.

         6.5 Paid Time Off. During the Employment Period, Executive shall be entitled to 30 days of paid vacation per year in accordance with the Plans applicable to and on the same terms as apply to peer executives of the Company generally.

         6.6 Expenses. During the Employment Period and thereafter, Executive shall be entitled to receive prompt reimbursement for all reasonable business expenses incurred by Executive in accordance with the Plans applicable to and on the same terms as apply to peer executives of the Company generally.

         6.7 Daughter's Medical Coverage.

                  (a) Company has arranged for a Blue Cross/Blue Shield individual Preferred Provider Option medical coverage policy for Executive's daughter Abby ("Policy"), which is guaranteed renewable to age 65. Executive shall purchase the Policy from Blue Cross/Blue Shield.

                  (b) Beginning on the Start Date (as defined below) and terminating on the day that is the fifteenth (15th) anniversary of the Start Date, Company shall reimburse Executive for expenses for her medical care (as defined in Section 213(d) of the Internal Revenue
         Code) incurred by Executive's daughter, Abby, to the extent such expenses exceed the amount payable (after satisfaction of deductibles and co-payments, which shall be the responsibility of Executive) under the Policy and any other medical coverage applicable to Abby; provided that such reimbursement shall not exceed $100,000 for medical care expenses incurred in any 12-month period, beginning with the Start Date and annual anniversaries of the Start Date. The "Start Date" shall be, (as elected by Executive) (i) the Agreement Date, (ii) the first day following the Termination Date, or (iii) on such day as the medical coverage for Executive's daughter Abby in effect as of the Agreement Date lapses.

         6.8 Certain Special Circumstances.

                  (a) Additional Assurances during the Current Post-Merger Period and Post-Change Period. During the Current Post-Merger Period and the Post-Change Period, the compensation and benefits described in Sections 6.1 through 6.5 shall in no event be materially less favorable, in the aggregate, than the greater of (A) those provided by the Company for Executive (including any such compensation and benefits provided under

         Plans) at any time during the 90-day period immediately preceding the Applicable Trigger Date, or (B) those provided at any time after the Applicable Trigger Date to peer executives of the Company generally. In addition, Executive shall be entitled to the following during the Current Post-Merger Period and the Post Change Period:

                           (i) Office and Support Staff. Executive shall be
                  entitled to an office or offices of a size and with furnishings and other appointments, and to secretarial and other assistance substantially equivalent to the office or offices, furnishings, appointments and assistance as in effect with respect to Executive on the Applicable Trigger Date.

                           (ii) LTIP Awards. Awards under the LTIP shall be
                  granted to Executive with aggregate target opportunities (including target performance goals not materially more difficult to achieve) no less than the average of Executive's awards (expressed as a percentage of Executive's Base Salary in effect at the beginning of the applicable performance period) granted in the three-year period ending on the Applicable Trigger Date.

                  (b) Treatment of Certain Equity During the Post-Disaggregation Period.

                           (i) Stock Options.

Extinguished or Converted at Disaggregation. If so provided in the documents and instruments ("Disaggregation Documents") pursuant to which the Disaggregation is effected, then all of Executive's Stock Options shall (I) be extinguished immediately prior to the Disaggregation for such consideration as is provided for in the Disaggregation Documents (but not less than the product of the number of Executive's vested Stock Options multiplied by the difference between the fair market value of a share of common stock of the Company immediately prior to the Disaggregation and the option exercise price), or (II) be converted into options to acquire stock of the Disaggregated Entity or an affiliate thereof on a basis determined by the Company in good faith to preserve economic value.

Extinguished or Converted at Merger. If the Change in Control following the Disaggregation is a Merger, and if so provided in the agreement pursuant to which the Merger is effected, then all of Executive's Company Stock Options that were not extinguished or converted to options to acquire stock in the Disaggregated Entity or an affiliate shall (I) be extinguished immediately prior to the Change in Control for such consideration as is provided for Stock Options of peer executives employed by the Company or an Affiliate, or (II) be converted into options to acquire stock of the corporation resulting from the Merger ("Merger Survivor") or an affiliate thereof, on the same basis as Stock Options of peer executives of the Company are converted.

Stock Options after the Disaggregation. Executive's unextinguished Stock Options, whether or not they are converted to options for stock of the Disaggregated Entity or Merger Survivor, shall continue to vest and, once vested, shall remain exercisable in accordance with their terms, subject to
Section 8.4(b).

                           (ii) Performance Shares.

Extinguished or Converted at Disaggregation. If so provided in the Disaggregation Documents, all of Executive's Performance Shares shall (I) be extinguished immediately prior to the Disaggregation for such consideration as is provided under the Disaggregation Documents (but no less than the fair market value, immediately prior to the Disaggregation, of a number of shares of common stock of the Company equal to the sum of Executive's earned and awarded Performance Shares and the target number of Executive's Performance Shares that have not yet been earned and awarded), or (II) shall be converted into performance shares with respect to the Disaggregated Entity or an affiliate on a basis determined by the Company in good faith to preserve economic value for Executive.

Extinguished or Converted at Merger. If the Change in Control following the Disaggregation is a Merger, and if so provided in the agreement pursuant to which the Merger is effected, then all of Executive's Performance Shares that were not extinguished or converted to performance shares of the Disaggregated Entity or an affiliate shall (I) be extinguished immediately prior to the Change in Control for such consideration as is provided for Performance Shares of peer executives employed by the Company or an Affiliate, or (II) be converted into performance shares of the Merger Survivor or an affiliate thereof, on the same basis as Performance Shares of peer executives of the Company are converted.

Performance Shares after the Disaggregation. Executive's unextinguished Performance Shares, whether or not they are converted into performance shares of the Disaggregated Entity or Merger Survivor, will continue to vest during the Post-Disaggregation Period, subject to Section 8.4(c).

                           (iii) Restricted Stock.

Extinguished or Converted at Disaggregation. If so provided in the Disaggregation Documents, all of Executive's Restricted Stock shall (I) be extinguished immediately prior to the Disaggregation and Executive shall be paid an amount equal to the fair market value of an equal number of shares of common stock of the Company, or (II) shall be converted into restricted stock of the Disaggregated Entity or an affiliate (on a basis determined by the Company in good faith to preserve economic value for Executive).

Extinguished or Converted at Merger. If the Change in Control following the Disaggregation is a Merger, and if so provided in the agreement pursuant to which the Merger is effected, then all of Executive's Restricted Stock that was not extinguished or converted to restricted stock of the Disaggregated Entity or an affiliate shall (I) be extinguished immediately prior to the Change in Control for such consideration as is provided for Restricted Stock of peer executives employed by the Company or an Affiliate, or (II) be converted into restricted stock of the Merger Survivor or an affiliate thereof on a basis determined by the Merger Survivor (or such affiliate) in good faith to preserve economic value for Executive, and such converted restricted stock will continue to vest during the Post-Disaggregation Period prior to the Termination Date.

Restricted Stock after the Disaggregation. Executive's unextinguished Restricted Stock, whether or not converted to restricted stock of the Disaggregated Entity or Merger Survivor, will continue to vest during the Post-Disaggregation Period, subject to Section 8.4(d).

                                  ARTICLE VII
                            TERMINATION OF EMPLOYMENT

         7.1 Disability.

                  (a) During the Employment Period, the Company (or, if applicable, the Disaggregated Entity) may terminate Executive's employment at any time because of Executive's Disability by giving Executive or his legal representative, as applicable, (i) written notice in accordance with Section 14.9 of the Company's intention to terminate Executive's employment pursuant to this Section and (ii) a certification of Executive's Disability by a physician selected by the Company or its insurers, subject to the reasonable consent of Executive or Executive's legal representative, which consent shall not be unreasonably withheld or delayed. Executive's employment shall terminate effective on the 30th day after Executive's receipt of such notice (which such 30th day shall be deemed to be the "Disability Effective Date") unless, before such 30th day, Executive shall have resumed the full-time performance of Executive's duties.

                  (b) "Disability" means any medically determinable physical or mental impairment that has lasted for a continuous period of not less than six months and can be expected to be permanent or of indefinite duration, and that renders Executive unable to perform the duties required under this Agreement.

         7.2 Death. Executive's employment shall terminate automatically upon Executive's death during the Employment Period.

         7.3 Termination by the Company for Cause.

                  (a) Termination for Cause Without Special Circumstances. During the Employment Period other than during the Current Post-Merger Period, Post-Change Period, Post-Disaggregation Period, Imminent Control Change Period or Post-Significant Acquisition Period, the Company may terminate Executive's employment and the Employment Period (or cause Executive's employment and the Employment Period to be terminated) for Cause in accordance with this Section 7.3(a) and
         Section 7.3(e). The Company shall provide Executive with a Notice of Termination specifying that it is a Termination of Employment for Cause and stating the basis for the Termination of Employment for Cause. Such Notice of Termination shall be provided no more than a reasonable time after the Board becomes aware of the circumstances constituting Cause. Immediately upon Executive's receipt of the Notice of Termination for Cause, Executive shall no longer participate in the management or other operations of the Company. For purposes of this Section 7.3(a), "Cause" means any one or more of the following:

                           (i) Executive's material breach of any of the
                  material terms of this Agreement or the Restrictive Covenants;

                           (ii) Executive's willful commission of an act(s) or
                  omission(s) which has, has had, or are likely to have a material adverse effect on the business, operations, financial condition or reputation of the Company and/or an Affiliate;

                           (iii) Executive's conviction (including a plea of
                  guilty or nolo contendere) of a felony or any crime of fraud, theft, dishonesty or moral turpitude; or

                           (iv) Executive's material violation of any statutory
                  or common-law duty of loyalty to the Company or an Affiliate;

         provided that, if (A) Executive's material breach of any of the Restrictive Covenants is not willful or (B) Executive's material breach of any of the Restrictive Covenants or Executive's material breach of any of the material terms of this Agreement involved an act, or failure to act, which was done, or omitted to be done, by Executive in good faith and with a reasonable belief that Executive's act, or failure to act, was in the best interest of the Company or was required by applicable law or administrative regulation, and if such breach described in (A) or (B) is curable, such breach shall not constitute Cause if, within 10 days after Executive is given written notice of such breach that specifically refers to this Section, Executive cures such breach to the fullest extent that it is curable. During such 10-day cure period, at the discretion of the Company, Executive shall no longer participate in the management or other operations of the Company.

                  (b) Termination for Cause Under Certain Special Circumstances. During the Current Post-Merger Period and the Post-Change Period, the Company may terminate Executive's employment and the Employment Period (or cause Executive's employment and the Employment Period to be terminated) for Cause solely in accordance with all of the substantive and procedural provisions of this Section 7.3(b) and Section 7.3(e).

                           (i) Definition of Cause. For purposes of this Section
                  7.3(b), "Cause" means any one or more of the following, subject to Section 7.3(d):

                           (1) Executive's willful commission of acts or omissions which have, have had, or are likely to have a material adverse effect on the business, operations, financial condition or reputation of the Company or an Affiliate;

                           (2) Executive's conviction (including a plea of guilty or nolo contendere) of a felony or any crime of fraud, theft, dishonesty or moral turpitude;

                           (3) Executive's material violation of any statutory or common-law duty of loyalty to the Company or an Affiliate; or

                           (4) Executive's material breach of any of the Restrictive Covenants;

         provided that, if (A) Executive's material breach of any of the Restrictive Covenants is not willful or (B) Executive's material breach of any of the Restrictive Covenants involved an act, or failure to act, which was done, or omitted to be done, by Executive in good faith and with a reasonable belief that Executive's act, or failure to act, was in the best interest of the Company or was required by applicable law or administrative regulation, and if such breach described in (A) or
         (B) is curable, such breach shall not
         constitute Cause if, within 10 days after Executive is given written notice of such breach that specifically refers to this Section, Executive cures such breach to the fullest extent that it is curable. During such 10-day cure period, at the discretion of the Company, Executive shall no longer participate in the management or other operations of the Company.

                           (ii) Post-Disaggregation Period. In the event
                  Executive's Termination of Employment for Cause is from a Disaggregated Entity in a Post-Disaggregation Period, the definition of Cause and the procedural requirements for termination for Cause in this Section 7.3(b) and Section 7.3(e) shall be applied by substituting "Disaggregated Entity" for "Company," "affiliate of the Disaggregated Entity" for "Affiliate," and "Disaggregated Entity's Board" for "Board." Further, the Company shall have no obligation to provide payments or benefits under Section 8.4 if the Board determines that the Company could have terminated Executive's employment for Cause as defined above in Section 7.3(b)(i)(1), if Executive had been employed by the Company. Rather, in such case, the Company shall provide payments of benefits in accordance with Section 8.5. Such determination by the Board shall be made as provided in Section 7.3(e) but in applying
                  Section 7.3(d), "Disaggregated Entity" shall be substituted for "Company" and "Disaggregated Entity's Board" shall be substituted for "Board."

                  (c) Termination for Cause During the Imminent Control Change Period or Post-Significant Acquisition Period. During the Imminent Control Change Period and any Post-Significant Acquisition Period, the Company may terminate Executive's employment (or cause Executive's employment to be terminated) for Cause solely in accordance with all of the substantive and procedural provisions of this Section 7.3(c) and
         Section 7.3(e).

                           (i) Definition of Cause. For purposes of this Section
                  7.3(c), "Cause" means any one or more of the following:

                           (1) Executive's willful commission of acts or omissions which have, have had, or are likely to have a material adverse effect on the business, operations, financial condition or reputation of the Company or an Affiliate;

                           (2) Executive's conviction (including a plea of guilty or nolo contendere) of a felony or any crime of fraud, theft, dishonesty or moral turpitude;

                           (3) Executive's material violation of any statutory or common law duty of loyalty to the Company or an Affiliate; or

                           (4) Executive's failure to meet objective performance criteria of the position, provided that, in the case of a Termination of Employment during an Imminent Control Change Period (other than after a Disaggregation) this Section 7.3(c)(i)(4) shall be inapplicable if the Imminent Change in Control culminates in a Change Date; or

                           (5) Executive's material breach of any of the Restrictive Covenants;

         provided that, if (A) Executive's material breach of any of the Restrictive Covenants is not willful or (B) Executive's material breach of any of the Restrictive Covenants involved an act, or failure to act, which was done, or omitted to be done, by Executive in good faith and with a reasonable belief that Executive's act, or failure to act, was in the best interest of the Company or was required by applicable law or administrative regulation, and if such breach described in (A) or
         (B) is curable, such breach shall not constitute Cause if, within 10 days after Executive is given written notice of such breach that specifically refers to this Section, Executive cures such breach to the fullest extent that it is curable. During such 10-day cure period, at the discretion of the Company, Executive shall no longer participate in the management or other operations of the Company.

                  (d) Meaning of "Willful". For purposes of Sections 7.3(b) and 7.3(c), no act, or failure to act, on the part of Executive shall be considered "willful" unless it is done, or omitted to be done, by Executive in bad faith or without reasonable belief that Executive's action or omission was in the best interests of the Company, or unless Executive fails to cure such breach to the fullest extent that it is curable if a cure period is provided in this Section 7.3. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the chief executive officer or a senior officer of the Company other than Executive or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by Executive in good faith and in the best interests of the Company.

                  (e) Procedural Requirements for Termination for Cause. Executive's Termination of Employment shall not be deemed to be for Cause under this Section 7.3 unless and until there shall have been delivered to Executive a copy of a resolution duly adopted by the affirmative vote of not less than 60% of the entire membership of the Board at a meeting of such Board called and held for such purpose (after reasonable written notice of such meeting is provided to Executive and Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, Executive's acts, or failure to act, constitutes Cause and specifying the particulars thereof in detail.

         7.4 Termination by Executive for Good Reason.

                  (a) Termination by Executive for Good Reason Without Special Circumstances. During the Employment Period other than during the Current Post-Merger Period, Post-Change Period, Post-Disaggregation Period, Imminent Control Change Period or Post-Significant Acquisition Period, Executive may terminate his employment for Good Reason. Executive shall provide the Company with a Notice of Termination specifying that it is a Termination of Employment for Good Reason and stating the basis for the Termination of Employment for Good Reason. Such Notice of Termination shall be provided no more than a reasonable time after Executive becomes aware of the circumstances constituting Good Reason. For purposes of this
         Section 7.4(a), "Good Reason" means a material reduction of Executive's Base Salary, incentive compensation (including Annual Incentive), or other benefits, unless such reduction is part of a policy, program or arrangement applicable to peer executives of the Company and of any successor entity; or a material reduction or material adverse alteration in the nature of Executive's position, duties, function, responsibilities or authority, other than during the 10-day cure period described in Section 7.3(a).

                  (b) Termination by Executive for Good Reason Under Certain Special Circumstances. During the Current Post-Merger Period, the Post-Change Period, an Imminent Control Change Period, a Post-Significant Acquisition Period or Post-Disaggregation Period, Executive may terminate his or her employment for Good Reason in accordance with the substantive and procedural provisions of this
         Section 7.4(b).

                           (i) Definition of Good Reason. For purposes of this
                  Section 7.4(b), and subject to the provisions of subsections
                  (ii) through (vi), "Good Reason" means the occurrence of any one or more of the following actions or omissions prior to the Termination Date during the Current Post-Merger Period, the Post-Change Period, the Imminent Control Change Period, the Post-Significant Acquisition Period or the Post-Disaggregation
                  Period:

                           (1) a material adverse reduction in the nature or scope of Executive's office, position, duties, functions, responsibilities or authority (other than in a Post-Significant Acquisition Period, and other than ceasing to serve as an officer of the Company after a Disaggregation in which Genco is the Disaggregated Unit);

                           (2) a material reduction of Executive's salary, incentive compensation or aggregate benefits unless such reduction is part of a policy, program or arrangement applicable to peer executives of the Company and of any successor entity;

                           (3) the failure of any successor to the Company or Genco to assume this Agreement;

                           (4)      a relocation (other than in a
                                    Post-Significant Acquisition Period), of more than 50 miles of (A) Executive's workplace, or (B) the principal offices of the Company or its successor (if such offices are Executive's workplace), in each case without the consent of Executive; provided, however, in both cases of (A) and
                                    (B) of this Section 7.4(b)(i)(4), such new location is farther from Executive's residence than the prior location;

                           (5)      a requirement (other than in a
                                    Post-Significant Acquisition Period) of the greater of (A) more than 24 days of travel per year, or (B) at least 20% more business travel than was required of Executive prior to the Applicable Trigger Date;

                           (6) any failure by the Company to comply with any of the provisions of Sections 4.1 and 4.2, and Article VI of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by Executive; or

                           (7) a material breach of this Agreement by the Company or its successor;

                  provided that the occurrence of a Disaggregation shall not be Good Reason if Executive retains substantially the same position (determined without regard to reporting requirements) with the Disaggregated Entity, with substantially the same compensation and benefits, in the aggregate, as immediately prior to such Disaggregation, notwithstanding Sections 7.4(b)(i)(1), 7.4(b)(i)(2) and 7.4(b)(i)(6).

                           (ii) Additional Basis for Good Reason During the
                  Current Post-Merger Period. With respect to the Current Post-Merger Period, "Good Reason" shall have the meaning set forth in Section 7.4(b)(i) and shall also include any of the following which occurred prior to the Agreement Date:

                           (1) a material adverse alteration in the nature or scope of Executive's position, duties, functions, responsibilities or authority;

                           (2) a determination by Executive, made in good faith during the term of the Prior CIC Agreement and prior to the Agreement Date, that, as a result of the change in control resulting in the merger of Unicom Corporation and PECO Energy Corporation, Executive is substantially unable to perform, or that there has been a material reduction in, any of Executive's duties, functions, responsibilities or authority;

                           (3) a relocation of more than 50 miles of Executive's workplace, without the consent of Executive;

                           (4) a requirement of at least 20% more business travel than was required of Executive prior to the change in control resulting in the merger of Unicom Corporation and PECO Energy Corporation.

                           (iii) Application of "Good Reason" Definition During
                  the Imminent Control Change Period. During the Imminent Control Change Period, "Good Reason" shall not include the events or conditions described in Section 7.4(b)(i)(1), 7.4(b)(i)(4) or 7.4(b)(i)(5) unless the Imminent Control Change Period culminates in a Change Date. Further, if Executive's Termination of Employment occurs during an Imminent Control Change Period that culminates in a Change Date, then, except as provided in
                  Section 7.4(b)(iv), the definition of "Good Reason" shall be applied as though Sections 4.1 and 4.2, and Article VI were applicable during the Imminent Control Change Period prior to Executive's Termination of Employment.

                           (iv) Special Conditions Relating to Good Reason
                  During the Post-Disaggregation Period. If Executive retains substantially the same position with the Disaggregated Entity as was held with respect to the Disaggregated Unit immediately prior to the Disaggregation (determined without regard to reporting requirements and determined without regard to Executive's position with respect to the Company), then (1)
                  Section 7.4(b)(i)(1) shall apply only with respect to Executive's office, duties, functions, responsibilities or authority as in effect at the Disaggregated Entity on the day following the Disaggregation, (2) subsections 7.4(b)(i)(4) and 7.4(b)(i)(5) shall apply only with respect to relocations or travel required more than 60 days after the Disaggregation and shall be applied by substituting "Disaggregated Entity" for "any successor to the Company", and (3) all references in
                  Section 7.4(b) to the Company or its successor shall be to the Disaggregated Entity or its successor.

                  (c) Limitations on Good Reason. Notwithstanding the foregoing provisions of this Section 7.4(a) or (b), no act or omission shall constitute a material breach of this Agreement by the Company, nor grounds for Termination of Employment by Executive for "Good Reason":

                           (1) unless Executive gives the Company 30 days' prior written notice of such act or omission and the Company fails to cure such act or omission within the 30-day period following receipt of such notice;

                           (2) if Executive first acquired knowledge of such act or omission more than 12 months before Executive gives the Company such notice; or

                           (3) if Executive has consented in writing to such act or omission in a document that makes specific reference to this Section.

                  (d) Notice by Executive. In the event of any Termination of Employment by Executive for Good Reason, Executive shall as soon as practicable after the expiration of the 30-day cure period referred to in Section 7.4(c) above send a Notice of Termination to the Company (and Disaggregated Entity, if applicable) detailing the events constituting such Good Reason by a Notice of Termination. Subject to the limitations in Section 7.4(c), a delay in the delivery of such Notice of Termination shall not waive any right of Executive under this Agreement.

                                  ARTICLE VIII
          COMPANY'S OBLIGATIONS UPON CERTAIN TERMINATIONS OF EMPLOYMENT

         8.1 Termination During the Employment Period Without Special Circumstances. If, during the Employment Period other than during the Current Post-Merger Period, Post-Change Period, Imminent Control Change Period that culminates in a Change Date, Post-Significant Acquisition Period or Post-Disaggregation Period, the Company terminates Executive's employment other than for Cause or Disability, or Executive terminates employment for Good Reason, the Company's sole obligations to Executive under Articles II, IV, VI and VIII shall be as set forth in this Section 8.1, subject to Sections 8.9, 8.10, 8.11 and 12.8.

                  (a) Termination Without Special Circumstances: Accrued Obligations. The Company shall pay to Executive all Accrued Obligations.

                  (b) Termination Without Special Circumstances: Prorated Annual Incentive. The Company shall pay to Executive an amount equal to the Target Incentive, determined as of the Termination Date, for the performance period in which the Termination Date occurs, multiplied by a fraction, the numerator of which is the number of days elapsed during such calendar year as of and including the date of such Termination Date and the denominator of which is 365.

                  (c) Termination Without Special Circumstances: Severance Payments. The Company shall pay (according to the payment terms set forth in Section 8.9 below) to Executive an amount equal to two (2.0) times the sum of (i) Base Salary plus (ii) the Severance Incentive.

                  (d) Termination Without Special Circumstances: Stock Options. Executive shall not be entitled to participate in any grants of stock options, stock appreciation rights or similar incentive awards granted under the LTIP ("Stock Options") made after the earlier of the date of the Notice of Termination or the Termination Date. All Stock Options shall (i) become fully vested (if they are not already vested as of the Termination Date), and (ii) remain exercisable until (1) the option expiration date for any such Stock Options granted prior to January 1, 2002, or (2) the fifth anniversary of the Termination Date, or, if earlier, the option expiration date for any such Stock Options granted on or after January 1, 2002.

                  (e) Termination Without Special Circumstances: LTIP Vesting. On the Termination Date all of the performance shares, performance units or similar stock incentive awards granted to Executive under the Exelon Performance Share Program under the LTIP ("Performance Shares") to the extent earned by and awarded to Executive (i.e. as to which the first year of the performance cycle has elapsed) as of the Termination Date, shall become fully vested at the actual level earned and awarded, and, to the extent not yet earned by and awarded to Executive (i.e., as to which the first year of the performance cycle has not elapsed) as of the Termination Date, shall become fully vested at the LTIP Target Level. Payment under this Section 8.1(e) shall be made according to the terms of the LTIP, as in effect from time to time.

                  (f) Termination Without Special Circumstances: Restricted Stock. All forfeiture conditions that as of the Termination Date are applicable to any deferred stock unit, restricted stock or restricted share units awarded to Executive by the Company, including the restricted shares granted pursuant to Article V (other than under the Exelon Performance Share Program under the LTIP) ("Restricted Stock") shall lapse immediately and all such awards will become fully vested. Within ten business days after the Termination Date, the Company shall deliver to Executive all of such shares theretofore held by or on behalf of the Company.

                  (g) Termination Without Special Circumstances: Health Care Coverage. Until the last day of the Severance Period, Executive shall continue to participate in the health care plans under which he was covered immediately prior to his Termination Date. Executive's out of pocket costs (including premiums, deductibles, and co-payments) for such health care coverage shall be the same as that in effect from time to time for peer executives who are actively employed by the Company after the Termination Date. Coverage under this Section 8.1(g) shall be provided for the duration of the Severance Period in lieu of continuation coverage under Section 4980B of the Code and Section 601 to 609 of ERISA ("COBRA") for the Severance Period. At the end of such period, Executive and his eligible dependents shall be entitled to elect retiree health care coverage under the Company's health care plans in effect from time to time on the same terms and subject to the same conditions as peer employees and their eligible dependents who are actively employed by the Company after the Termination Date who have completed ten years of service after age 45 and are eligible to begin receiving early retirement benefits under the Commonwealth Edison Company Service Annuity System.

                  (h) Termination Without Special Circumstances: Retirement Plans. Until the last day of the Severance Period, Executive shall accrue credited service under the Enhanced SERP. The amount of any payment made under Section 8.1(c) to Executive during, or in respect of, such period shall be taken into account as compensation for purposes of the Enhanced SERP. At the end of the Severance Period, the Company shall pay to Executive the Enhanced SERP pursuant to the terms of the SERP regarding form of payment, calculated according to this
         Section 8.1(h) and the service credited to Executive pursuant to the provisions of Attachment B. Executive shall not accrue service or otherwise actively participate in any tax-qualified retirement or savings plan sponsored by the company during or in respect of the Severance Period, and shall not be entitled to commence to receive benefits under any such plan until after the expiration of the Severance Period.

                  (i) Termination Without Special Circumstances: Life Insurance and Disability Coverage. The Company shall extend to Executive continued coverage under the life insurance plan and long term disability program of the Company through the last day of the Severance Period on the same terms and subject to the same conditions as are applicable to active peer executives.

                  (j) Termination Without Special Circumstances: Deferred Compensation Plans. The elections, if any, that Executive made under any non-qualified deferred compensation plan sponsored by the Company shall remain in effect through the last day of the Severance Period, but Executive shall not be entitled to make any additional deferral elections with respect to such plans after December 31 of the year in which the Termination Date occurs.

                  (k) Termination Without Special Circumstances: Executive Perquisites. Executive's perquisites shall terminate effective as of the Termination Date, and any Company-owned property shall be required to be returned to the Company no later than such date; provided, however, that if Executive is retiring at the end of the Severance Period, he shall be entitled to financial counseling services for a period of twenty-four (24) months following the Termination Date.

                  (l) Termination Without Special Circumstances: Outplacement Services. Executive shall be entitled to outplacement services, to the extent actually used, at the expense of the Company for such period (which shall not be less than six months) and subject to such terms and conditions as the Company, it its sole discretion, determines are appropriate. No cash shall be paid in lieu of such fees and costs.

         8.2 Termination in Certain Special Circumstances. If, during the Current Post-Merger Period, Post-Change Period or Post-Significant Acquisition Period (other than any portion of any of such periods that are also a Post-Disaggregation Period), the Company terminates Executive's employment other than for Cause or Disability, or Executive terminates employment for Good Reason, the Company's sole obligations to Executive under Articles II, IV, VI and VIII shall be as set forth in this Section 8.2, subject to Sections 8.9, 8.10, 8.11 and 12.8.

                  (a) Termination in Certain Special Circumstances: Severance Payments. The Company shall pay or provide Executive, according to the payment terms set forth in Section 8.9 below, the following:

                           (i) Accrued Obligations. All Accrued Obligations;

                           (ii) Annual Incentive for Year of Termination. An
                  amount equal to the Target Incentive applicable to Executive under the Incentive Plan for the performance period in which the Termination Date occurs.

                           (iii) Deferred Compensation and Non-Qualified Defined
                  Contribution Plans. All amounts previously deferred by, or accrued to the benefit of, Executive under the Exelon Corporation Deferred Compensation Plan, the Exelon Corporation Stock Deferral Plan, or any successor of either of them, or under any non-qualified defined contribution or deferred compensation plan of the Company or an Affiliate (unless Executive has made an irrevocable election in writing, filed with the Company no more than 60 days after the Applicable Trigger Date (or such earlier date as counsel to the Company may deem to be required to avoid constructive receipt of such amounts), and in any event at least 90 days prior to the Termination Date to have such amounts paid under the terms of the Exelon Corporation Deferred Compensation Plan or the Exelon Corporation Stock Deferral Plan, as applicable, or any successor of either (including any elections in effect thereunder)) whether vested or unvested, together with any accrued earnings thereon, to the extent that such amounts and earnings have not been previously paid and are not provided under the terms of either such non-qualified plan;

                           (iv) Enhanced SERP. An amount equal to the lump sum
                  value of Executive's Enhanced SERP, calculated as if Executive had

                           (1) attained as of the Termination Date and age that is three years greater than Executive actual age,

                           (2) accrued a number of years of service (for purposes of determining the amount of such benefits, entitlement to - but not commencement of - early retirement benefits, and all other purposes of such defined benefit plans) that is three years greater than the number of years of service credited to Executive pursuant to the provisions of Attachment B, and

                           (3) received the severance benefits specified in Sections 8.2(a)(ii) and 8.2(a)(vi) as covered compensation for the purpose of computing Highest Average Annual Pay (as defined in the SERP) in equal monthly installments during the Severance Period.

                           (v) Unvested Benefits Under Defined Benefit Plan. To
                  the extent not paid pursuant to clause (iv) of this Section 8.2(a), an amount equal to the actuarial equivalent present value of the unvested portion of Executive's accrued benefits under any tax-qualified (under Section 401(a) of the Code) defined benefit retirement plan maintained by the Company as of the Termination Date and forfeited by Executive by reason of the Termination of Employment; and

                           (vi) Multiple of Salary and Severance Incentive. An
                  amount equal to three (3.0) times the sum of (x) Base Salary plus (y) the Severance Incentive.

                  (b) Termination in Certain Special Circumstances: Stock Options. Each of Executive's Stock Options shall (i) become fully vested, and (ii) remain exercisable until (1) the option expiration date for any such Stock Options granted prior to January 1, 2002 or (2) the fifth anniversary of the Termination Date or, if earlier, the option expiration date for any such Stock Options granted on or after January 1, 2002.

                  (c) Termination in Certain Special Circumstances: LTIP Vesting. On the Termination Date all of the Performance Shares to the extent earned by and awarded to Executive (i.e. as to which the first year of the performance cycle has elapsed) as of the Termination Date, shall become fully vested at the actual level earned and awarded, and, to the extent not yet earned by and awarded to Executive (i.e., as to which the first year of the performance cycle has not elapsed) as of the Termination Date, shall become fully vested at the LTIP Target Level. Payment under this Section 8.2(c) shall be made according to the terms of the LTIP, as in effect from time to time.

                  (d) Termination in Certain Special Circumstances: Restricted Stock. All forfeiture conditions that as of the Termination Date are applicable to any Restricted Stock shall lapse immediately and all such awards will become fully vested, and within ten business days after the Termination Date, the Company shall deliver to Executive all of such shares theretofore held by or on behalf of the Company.

                  (e) Termination in Certain Special Circumstances: Continuation of Welfare Benefits. During the Severance Period (and continuing through such later date as any Welfare Plan may specify), the Company shall continue to provide (or shall cause the continued provision) to Executive and Executive's family welfare benefits under the Welfare Plans to the same extent as if Executive had remained employed during the Severance Period. Such provision of welfare benefits shall be subject to the following:

                           (i) In determining benefits applicable under such
                  Welfare Plans, Executive's annual compensation attributable to base salary and incentives for any plan year or calendar year, as applicable, shall be deemed to be not less than Executive's Base Salary and Annual Incentive.

                           (ii) The cost of such welfare benefits to Executive
                  and family under this Section 4.1(e) shall not exceed the cost of such benefits to peer executives who are actively employed after the Termination Date.

                           (iii) Executive's rights under this Section 8.2(e)
                  shall be in addition to and not in lieu of any post-termination continuation coverage or conversion rights Executive may have pursuant to applicable law, including, without limitation, continuation coverage required by COBRA.

                           (iv) Executive and his eligible dependents shall be
                  eligible for the retiree health care coverage benefits provided under the Company's health care plans under the terms of the Company's health care plans as in effect from time to time, commencing after the end of the Severance Period.

         Notwithstanding the foregoing, if Executive obtains a specific type of coverage under welfare plan(s) sponsored by another employer of Executive (e.g. medical, prescription, vision/hearing, dental, disability, individual life insurance benefits, group life insurance benefits, but excluding for the purposes of this sentence retiree benefits if Executive is so eligible), then the Company shall not be obligated to provide any such specific type of coverage.

                  (f) Termination in Certain Special Circumstances:
         Outplacement. To the extent actually incurred by Executive, the Company shall pay or cause to be paid on behalf of Executive, as incurred, all reasonable fees and costs charged by a nationally recognized outplacement firm selected by Executive for outplacement services provided up to 12 months after the Termination Date. No cash shall be paid in lieu of such fees and costs.

         8.3 Termination During an Imminent Control Change Period. If Executive has a Termination of Employment during an Imminent Control Change Period, the Company's sole obligations to Executive under Articles II, IV, VI and VIII shall be as set forth in this Section

8.3, subject to Sections 8.9, 8.10, 8.11 and 12.8. If, during an Imminent Control Change Period, Executive has a Termination of Employment that would (but for the fact that such Termination of Employment occurred during an Imminent Control Change Period), entitle Executive to benefits under Section 8.1, then the Company shall, prior to the occurrence of a Change Date, provide Executive any payments and benefits to which Executive would be entitled under Section
8.1. If Executive's Termination of Employment is without Cause by the Company or for Good Reason by Executive during any portion of an Imminent Control Change Period which culminates in a Change in Control, then the Company shall, upon the Change Date, provide Executive any payments and benefits to which Executive would be entitled under Section 8.2; provided that to the extent the Company has already paid or provided any amounts or benefits to Executive pursuant to
Section 8.1, such amounts and benefits shall reduce the amounts and benefits due pursuant to Section 8.2.

         8.4 Termination During a Post-Disaggregation Period. If, during a Post-Disaggregation Period the Disaggregated Entity terminates Executive's employment other than for Cause or Disability, or if Executive terminates employment for Good Reason, the Company's sole obligations to Executive under Articles II, IV, VI and VIII shall be as set forth in this Section 8.4, subject to Section 7.3(b)(ii), but only to the extent not provided by the Disaggregated Entity.

                  (a) Termination During a Post-Disaggregation Period: Cash Severance Payments. The Company shall pay Executive the amounts described in Section 8.2(a), as provided in Section 8.9.

                  (b) Termination During a Post-Disaggregation Period: Stock Options. All of Executive's Stock Options granted prior to the Disaggregation that have not expired, whether or not converted to options or stock of the Disaggregated Entity or Merger Survivor, shall be fully vested, and may be exercised in whole or in part by Executive at any time until (1) the remaining option expiration date for such Stock Options granted prior to January 1, 2002 and (2) the earlier of the fifth anniversary of the Termination Date or the option expiration date for such Stock Options granted on or after January 1, 2002.

                  (c) Termination During a Post-Disaggregation Period:
         Performance Shares. Executive's Performance Shares granted prior to the Disaggregation, whether or not earned by and awarded to Executive as of the Disaggregation, and whether or not converted to performance shares of the Disaggregated Entity or the Merger Survivor, shall become fully vested (at the earned level for Performance Shares earned and awarded, and at the target level for any converted performance shares not yet earned and awarded) on the Termination Date. Payment under this Section 8.4(c) shall be made according to the terms of the LTIP, as in effect from time to time.

                  (d) Termination During a Post-Disaggregation Period:
         Restricted Stock. Executive's unvested Restricted Stock (including restricted shares granted pursuant to Article V), whether or not converted to restricted stock of the Disaggregated Entity or Merger Survivor, shall become fully vested on the Termination Date.

                  (e) Termination During a Post-Disaggregation Period:
         Continuation of Welfare Benefits. Until the end of the Severance Period, the Company shall continue to provide to Executive and Executive's family welfare benefits with the same rights in relation to continuation coverage, status in relation to other employer benefits, scope and cost as described in Section 8.2(e); provided that, to the extent Executive is eligible for post-termination continuation coverage under the plans of the Disaggregated Entity, whether pursuant to COBRA or otherwise, the continued coverage required hereunder shall be provided under the plans of the Disaggregated Entity (and the Company shall reimburse any excess cost to Executive of such coverage).

                  (f) Termination During a Post-Disaggregation Period:
         Outplacement. To the extent actually incurred by Executive, the Company shall pay or cause to be paid on behalf of Executive, as incurred, all reasonable fees and costs charged by a nationally recognized outplacement firm selected by Executive for outplacement services provided up to 12 months after the Termination Date. No cash shall be paid in lieu of such fees and costs.

         8.5 Termination by the Company for Cause.

                  (a) If the Company (or Affiliate or, if applicable, the Disaggregated Entity) terminates Executive's employment for Cause during the Employment Period, the Company's sole obligation to Executive under Articles II, IV, VI and VIII shall be to pay Executive

                           (i) pursuant to the Company's then-effective Plans, a
                  lump-sum cash amount equal to all Accrued Obligations (provided that any amounts due under any tax-qualified plans (under Section 401(a) of the Code) shall be paid in accordance with the provision of those plans) determined as of the Termination Date, and

                           (ii) the Enhanced SERP pursuant to the terms of the
                  SERP regarding form of payment, as in effect from time to time;

         and Executive shall not be entitled to receive any severance payment hereunder; provided, however, that if the Company terminates Executive's employment for Cause based on Executive's material breach of the Restrictive Covenants, and obtains a judicial determination or final arbitration decree as provided in Section 12.8 (collectively, the "Determination") at any time before or after Executive is terminated for Cause, the Company's sole obligation to Executive under Articles II, IV, VI and VIII shall be to pay Executive his Accrued Base Salary and Accrued Annual Incentive.

                  (b) During the time ("Determination Period"), if any, between such termination for Cause based on Executive's material breach of the Restrictive Covenants and the date of the Determination (or, if applicable, the date proceedings conclude without a Determination having been made), but subject to the repayment provisions of Section 12.8(c),

                           (i) Executive and his eligible dependents shall be
                  eligible for the retiree health care coverage benefits provided under the Company's health care plans under the terms of the Company's health care plans as in effect from time to time, and

                           (ii) Enhanced SERP payments, regardless of the form
                  of payment elected, shall be no greater than the monthly amount Executive (and in the event of Executive's death during the Determination Period, his surviving spouse) would receive if Executive elected a Marital Annuity (as defined in Attachment B). Such amounts shall be payable monthly during the Determination Period commencing with the date elected by Executive for such commencement, and the Company shall deposit any Enhanced SERP amounts that would otherwise be paid in excess of such Marital Annuity monthly amounts in an escrow account established by the Company for this purpose, to be paid from the escrow to the Company upon the Determination, or to Executive if the Determination Period ends without a Determination.

                  (c) If Executive is terminated for Cause, The remaining applicable provisions of this Agreement (including the Restrictive Covenants) shall continue to apply.

         8.6 Termination by Executive Other Than for Good Reason. If Executive elects to retire or otherwise terminate employment with the Company or Affiliate (or, if applicable, the Disaggregated Entity) during the Employment Period other than for Good Reason, Disability or death, the Company's sole obligation to Executive under Articles II, IV, VI and VIII shall be as set forth in this
Section 8.6 (and Executive shall not be entitled to receive any severance payment hereunder). The remaining provisions of this Agreement (including the Restrictive Covenants) shall continue to apply.

                  (a) Termination Other Than for Good Reason: Accrued Obligations. The Company shall pay Executive all Accrued Obligations.

                  (b) Termination Other Than for Good Reason: Enhanced SERP. The Company shall pay to Executive the Enhanced SERP pursuant to the terms of the SERP regarding form of payment as in effect from time to time.

                  (c) Termination Other Than for Good Reason: Stock Options. Executive shall not be entitled to participate in any grants of Stock Options made after the Termination Date. All Stock Options shall (i) become fully vested, and (ii) remain exercisable until (A) the option expiration date for any such Stock Options granted prior to January 1, 2002, or (B) the fifth anniversary of the Termination Date, or if earlier, the option expiration date for any such Stock Options granted on or after January 1, 2002.

                  (d) Termination Other Than for Good Reason: LTIP Vesting. On the Termination Date all Performance Shares to the extent earned by and awarded to Executive (i.e. as to which the first year of the performance cycle has elapsed) as of the Termination Date, shall become fully vested at the actual level earned and awarded, and, to the extent not yet earned by and awarded to Executive (i.e., as to which the first year of the performance cycle has not elapsed) as of the Termination Date, shall be forfeited. Payment under this Section 8.6(d) shall be made according to the terms of the LTIP, as in effect from time to time.

                  (e) Termination Other Than for Good Reason: Restricted Stock. All forfeiture conditions that as of the Termination Date are applicable to any Restricted Stock (other than the restricted shares granted under Article V) shall lapse immediately and all such awards will become fully vested, and within ten business days after the Termination Date, the Company shall deliver to Executive all of such shares theretofore held by or on behalf of the Company.

                  (f) Termination Other Than for Good Reason: Health Care Coverage. Executive and his eligible dependents shall be eligible for the retiree health care coverage benefits provided under the Company's health care plans under the terms of the Company's health care plans as in effect from time to time.

                  (g) Termination Other Than for Good Reason: Other Benefits. The Company shall provide Executive other retirement benefits (but not perquisites) after the Termination Date to the extent available to retired peer executives under Plans of the Company.

         8.7 Termination by the Company for Disability. If the Company (or Disaggregated Entity, if applicable) terminates Executive's employment by reason of Executive's Disability, the Company's sole obligation to Executive under Articles II, IV, VI and VIII shall be as set forth in this Section 8.7 reduced by amounts paid or provided by the Disaggregated Entity (and Executive shall not be entitled to receive any severance payment hereunder). The remaining provisions of this Agreement (including the Restrictive Covenants) shall continue to apply.

                  (a) Termination for Disability: Accrued Obligations and Prorated Annual Incentive. The Company shall pay Executive a lump-sum cash amount equal to the amount specified in Sections 8.1(a) and (b) determined as of the Termination Date.

                  (b) Termination for Disability: Enhanced SERP. Executive may elect payment or commencement of the Enhanced SERP, pursuant to the terms of the SERP regarding form of payment as in effect from time to time, and subject to the offset for disability benefits provided under the SERP.

                  (c) Termination for Disability: Stock Options. Executive shall not be entitled to participate in any grants of Stock Options made after the Termination Date. All Stock Options shall (i) become fully vested, and (ii) remain exercisable until (A) the option expiration date for any such Stock Options granted prior to January 1, 2002, or
         (B) the fifth anniversary of the Termination Date, or if earlier, the option expiration date for any such Stock Options granted on or after January 1, 2002.

                  (d) Termination for Disability: LTIP Vesting. On the Termination Date all Performance Shares to the extent earned by and awarded to Executive (i.e. as to which the first year of the performance cycle has elapsed) as of the Termination Date, shall become fully vested at the actual level earned and awarded, and, to the extent not yet earned by and awarded to Executive (i.e., as to which the first year of the performance cycle has not elapsed) as of the Termination Date, shall become fully vested at the LTIP Target Level. Payment under this Section 8.7(d) shall be made according to the terms of the LTIP, as in effect from time to time.

                  (e) Termination for Disability: Restricted Stock. All forfeiture conditions that as of the Termination Date are applicable to any Restricted Stock (including the restricted shares granted pursuant to Article V) shall lapse immediately and all such awards will become fully vested, and within ten business days after the Termination Date, the Company shall deliver to Executive all of such shares theretofore held by or on behalf of the Company.

                  (f) Termination for Disability: Health Care Coverage. While Executive is receiving long term disability benefits, he shall continue to participate in the health care plans under which Executive was covered immediately prior to his Termination Date. Executive's out of pocket costs (including premiums, deductibles, and co-payments) for such health care coverage shall be the same as that in effect from time to time for peer executives whose employment has been terminated on account of disability. Coverage under this Section 8.7(f) shall be provided in lieu of COBRA. Thereafter, Executive and his eligible dependents shall be eligible for the retiree health care coverage benefits provided under the Company's health care plans under the terms of the Company's health care plans as in effect from time to time.

                  (g) Termination for Disability: Disability Benefits. The Company shall provide Executive disability and other benefits after the Termination Date pursuant to the Company's long term disability Plans in which Executive participates, as in effect from time to time; provided, however, that if the Termination Date occurs during the Current Post-Merger Period, Post-Change Period, Imminent Control Change Period that culminates in a Change Date, Post-Significant Acquisition Period or Post-Disaggregation Period, the Company shall provide Executive disability and other benefits after the Termination Date that are not less than the most favorable of such benefits then provided under Plans of the Company to disabled peer executives of the Company in effect immediately before the Termination Date.

         8.8 Upon Death. If Executive's employment with the Company or Affiliate, (or, if applicable, the Disaggregated Entity) is terminated by reason of Executive's death during the Employment Period, the Company's sole obligation to Executive (and the Beneficiary) under Articles II, IV, VI and VIII shall be as set forth in this Section 8.8 (and neither Executive nor the Beneficiary shall be entitled to receive any severance payment hereunder). The remaining provisions of this Agreement shall continue to apply.

                  (a) Termination By Death: Accrued Obligations and Prorated Annual Incentive. The Company shall pay the Beneficiary, a lump-sum cash amount equal to the amount specified in Sections 8.1(a) and (b) determined as of the Termination Date.

                  (b) Termination By Death: Enhanced SERP. The Company shall pay to the Beneficiary the Enhanced SERP pursuant to the terms of the SERP regarding form of payment as in effect from time to time.

                  (c) Termination By Death: Stock Options. All Stock Options shall (i) become fully vested, and (ii) remain exercisable until (A) the option expiration date for any such Stock Options granted prior to January 1, 2002, or (B) the third anniversary of the Termination Date, or if earlier, the option expiration date for any such Stock Options granted on or after January 1, 2002.

                  (d) Termination By Death: LTIP Vesting. On the Termination Date all Performance Shares to the extent earned by and awarded to Executive (i.e. as to which the first year of the performance cycle has elapsed) as of the Termination Date, shall become fully vested at the actual level earned and awarded, and, to the extent not yet earned by and awarded to Executive (i.e., as to which the first year of the performance cycle has not elapsed) as of the Termination Date, shall become fully vested at the LTIP Target Level. Payment under this
         Section 8.8(d) shall be made according to the terms of the LTIP, as in effect from time to time.

                  (e) Termination By Death: Restricted Stock. All forfeiture conditions that as of the Termination Date are applicable to any Restricted Stock (including restricted shares granted under Article V) shall lapse immediately and all such awards will become fully vested, and within ten business days after the Termination Date, the Company shall deliver to the Beneficiary all of such shares theretofore held by or on behalf of the Company.

                  (f) Termination By Death: Health Care Coverage. Executive's surviving spouse shall be eligible for the retiree health care coverage benefits provided under the Company's health plans under the terms of the Company's health care plans as in effect from time to time.

                  (g) Termination By Death: Survivor Benefits. The Company shall provide the Beneficiary such survivor and other benefits (including the proceeds of any life insurance policies on Executive's life maintained by the Company on behalf of Executive under which the Beneficiary is the beneficiary) available as of the Termination Date under the Plans of the Company; provided, however, that if Executive's death occurs during the Current Post-Merger Period, Post-Change Period, Imminent Control Change Period that culminates in a Change Date, Post-Significant Acquisition Period or Post-Disaggregation Period, the Company shall provide the Beneficiary such survivor and other benefits that are not less favorable than the most favorable of such benefits then available under Plans of the Company to surviving families of peer executives of the Company in effect immediately before Executive's death.

         8.9 Timing of Severance Payments. Unless otherwise specified herein or in an applicable Plan, the amounts described in Sections 8.1(a) and (b), Sections 8.2(a)(i), (ii), (iii), (iv) and (v), Sections 8.6(a) and Section 8.7(a) and Section 8.8(a) shall be paid in cash within 30 business days of the Termination Date (provided that any amounts due under any tax-qualified plans

(under Section 401(a) of the Code) shall be paid pursuant to the terms of such plans, including payment timing and form). The severance payments described in Sections 8.1(c) and 8.2(a)(vi) shall be paid as follows:

                  (a) Beginning no later than the second paydate which occurs after the Termination Date, the Company shall make periodic payments to Executive according to the Company's normal payroll practices at a monthly rate equal to 1/12 of the sum of (i) Executive's Base Salary plus (ii) the Severance Incentive; and

                  (b) Within 30 business days of the second anniversary of the Termination Date, the Company shall pay Executive a cash lump sum equal to the difference (if any) between the total severance payment under Sections 8.1(c) and 8.2(a)(vi), as applicable, less the total amount paid pursuant to normal payroll practices under Section 8.9(a).

         8.10 Waiver and Release. Notwithstanding anything herein to the contrary, the Company shall have no obligation to Executive under Article VIII or Article IX unless and until Executive executes a release and waiver of Company and its Affiliates, in substantially the same form as attached hereto as Attachment C, or as otherwise mutually acceptable, and any revocation period with respect to such release and waiver has lapsed. Notwithstanding anything herein (whether or not during the Employment Period) or in the Key Management Severance Plan to the contrary, Executive hereby waives any right he may have at any time during the Current Post-Merger Period to terminate his employment for Good Reason, whether or not under the Key Management Severance Plan or this Agreement, as a result of any event or condition ("Waived Events") made as part of an internal structural reorganization or restructuring of Genco which results in any change or reduction or transition in the nature or scope of Executive's office, position, duties, functions, responsibilities or authority, that has occurred, exists, or occurs, or of which Executive has been or is notified, at any time during the Current Post-Merger Period, provided that any such change or reduction after the Agreement Date shall not assign Executive to a position of less status, responsibility, or authority than Executive's position on the Agreement Date. Executive also hereby agrees and acknowledges that the substitution of this Agreement for the Prior CIC Agreement (a) does not and will not give rise to Good Reason under either such agreement and (b) renders the Prior CIC Agreement null and void with no further rights or obligations thereunder. Executive will, however, retain the right to terminate his employment for Good Reason under this Agreement, as applicable, should other future events or conditions other than the Waived Events independently trigger such right (including other future events or conditions relating to a subsequent Change in Control).

         8.11 Sole and Exclusive Obligations. The obligations of the Company under this Agreement with respect to the employment and any Termination of Employment of Executive shall supersede any obligations of the Company in any other plan of the Company (except to the extent the Company's obligations under such agreement are included herein) or any other agreement between Executive and the Company, including, without limitations, the Key Management Severance Plan, the Prior CIC Agreement, any other Change in Control Agreement entered into by and among Executive, Unicom Corporation, or ComEd, or any other plan or agreement (including an offer of employment or employment contract) of the Company or any Affiliates. Notwithstanding the preceding or anything in this
Article VIII to the contrary, all benefits or coverage provided or amounts paid by the Company pursuant to this Article VIII shall be reduced (but not below zero) by the same or similar benefits or coverage provided or amounts paid or payable to Executive by the Company or an affiliate on account of the Termination of Employment, pursuant to the Key Management Severance Plan or otherwise. In the event of any inconsistency, ambiguity or conflict between the terms of such other plan of the Company or agreement between Executive and the Company and this Agreement with respect to any severance obligations of the Company, this Agreement shall govern.

                                   ARTICLE IX
                   CERTAIN ADDITIONAL PAYMENTS BY THE COMPANY

         9.1 Gross-Up Payment. If at any time or from time to time, it shall be determined by the Company's independent auditors that any payment or other benefit to Executive under this Agreement or otherwise ("Potential Parachute Payment") is or will become subject to the excise tax imposed by Section 4999 of the Code or any similar tax payable under any United States federal, state, local, foreign or other law ("Excise Taxes"), then the Company shall, subject to
Section 9.2, pay or cause to be paid a tax gross-up payment ("Gross-Up Payment") with respect to all such Excise Taxes and other Taxes on the Gross-Up Payment. The Gross-Up Payment shall be an amount equal to the product of

                  (a) The amount of the Excise Taxes (calculated at the effective marginal rates of all federal, state, local, foreign or other law),

multiplied by

                  (b) A fraction (the "Gross-Up Multiple"), the numerator or which is one (1.0), and the denominator of which is one (1.0) minus the lesser of (i) the sum, expressed as a decimal fraction, of the effective marginal rates of any Taxes and any Excise Taxes applicable to the Gross-Up Payment or (ii) .80, it being intended that the Gross-Up Multiple shall in no event exceed five (5.0). If different rates of tax are applicable to various portions of a Gross-Up Payment, the weighted average of such rates shall be used. For purposes of this Section, Executive shall be deemed to be subject to the highest effective marginal rate of Taxes.

The Gross-Up Payment is intended to compensate Executive for all such Excise Taxes and any other Taxes payable by Executive with respect to the Gross-Up Payment. The Company shall pay or cause to be paid the Gross-Up Payment to Executive within thirty (30) days of the calculation of such amount, but in no event after Executive makes payment to the IRS of such Excise Taxes.

         9.2 Limitation on Gross-Up Payments.

                  (a) To the extent possible, any payments or other benefits to Executive pursuant to Article IV, Article VI and Article VII of this Agreement shall be allocated as consideration for Executive's entry into the covenants of Article IX.

                  (b) Notwithstanding any other provision of this Article V, if the aggregate amount of the Potential Parachute Payments that, but for this Section 9.2, would be payable to

         Executive, does not exceed 110% of Floor Amount (as defined below), then no Gross-Up Payment shall be made to Executive and the aggregate amount of Potential Parachute Payments payable to Executive shall be reduced (but not below the Floor Amount) to the largest amount which would both (i) not cause any Excise Tax to be payable by Executive and
         (ii) not cause any Potential Parachute Payments to become nondeductible by the Company by reason of Section 280G of the Code (or any successor provision). For purposes of the preceding sentence, "Floor Amount" means the greatest pre-tax amount of Potential Parachute Payments that could be paid to Executive without causing Executive to become liable for any Excise Taxes in connection therewith.

         9.3 Additional Gross-up Amounts. If, for any reason (whether pursuant to subsequently enacted provisions of the Code, final regulations or published rulings of the IRS, or a final judgment of a court of competent jurisdiction) the Company's independent auditors later determine that the amount of Excise Taxes payable by Executive is greater than the amount initially determined pursuant to Section 9.1, then the Company shall, subject to Sections 9.2 and 9.4, pay Executive, within thirty (30) days of such determination, or pay to the IRS as required by applicable law, an amount (which shall also be deemed a Gross-Up Payment) equal to the product of:

                  (a) the sum of (i) such additional Excise Taxes and (ii) any interest, penalties, expenses or other costs incurred by Executive as a result of having taken a position in accordance with a determination made pursuant to Section 9.1 or 9.4, multiplied by

                  (b) the Gross-Up Multiple.

         9.4 Amount Increased or Contested.

                  (a) Executive shall notify the Company in writing (an "Executive's Notice") of any claim by the IRS or other taxing authority (an "IRS Claim") that, if successful, would require the payment by Executive of Excise Taxes in respect of Potential Parachute Payments in an amount in excess of the amount of such Excise Taxes determined in accordance with Section 9.1. Executive's Notice shall include the nature and amount of such IRS Claim, the date on which such IRS Claim is due to be paid (the "IRS Claim Deadline"), and a copy of all notices and other documents or correspondence received by Executive in respect of such IRS Claim. Executive shall give Executive's Notice as soon as practicable, but no later than the earlier of (i) 10 days after Executive first obtains actual knowledge of such IRS Claim or (ii) five days before the IRS Claim Deadline; provided, however, that any failure to give such Executive's Notice shall affect the Company's obligations under this Article only to the extent that the Company is actually prejudiced by such failure. If at least one business day before the IRS Claim Deadline the Company shall:

                           (i) deliver to Executive a written certificate from
                  the Company's independent auditors ("Company Certificate") to the effect that, notwithstanding the IRS Claim, the amount of Excise Taxes, interest or penalties payable by

                  Executive is either zero or an amount less than the amount specified in the IRS Claim,

                           (ii) pay to Executive, or to the IRS as required by
                  applicable law, an amount (which shall also be deemed a Gross-Up Payment) equal to difference between the product of
                  (A) amount of Excise Taxes, interest and penalties specified in the Company Certificate, if any, multiplied by (B) the Gross-Up Multiple, less the portion of such product, if any, previously paid to Executive by the Company, and

                           (iii) direct Executive pursuant to Section 9.4(d) to
                  contest the balance of the IRS Claim,

         then Executive shall pay only the amount, if any, of Excise Taxes, interest and penalties specified in the Company Certificate. In no event shall Executive pay an IRS Claim earlier than 30 business days after having given an Executive's Notice to the Company (or, if sooner, the IRS Claim Deadline).

                  (b) At any time after the payment by Executive of any amount of Excise Taxes, other Taxes or related interest or penalties in respect of Potential Parachute Payments (including any such amount equal to or less than the amount of such Excise Taxes specified in any Company Certificate, or IRS Claim), the Company may in its discretion require Executive to pursue a claim for a refund (a "Refund Claim") of all or any portion of such Excise Taxes, other Taxes, interest or penalties as may be specified by the Company in a written notice to Executive.

                  (c) If the Company notifies Executive in writing that the Company desires Executive to contest an IRS Claim or to pursue a Refund Claim, Executive shall:

                           (i) give the Company all information that it
                  reasonably requests in writing from time to time relating to such IRS Claim or Refund Claim, as applicable,

                           (ii) take such action in connection with such IRS
                  Claim or Refund Claim (as applicable) as the Company reasonably requests in writing from time to time, including accepting legal representation with respect thereto by an attorney selected by the Company, subject to the approval of Executive (which approval shall not be unreasonably withheld or delayed),

                           (iii) cooperate with the Company in good faith to
                  contest such IRS Claim or pursue such Refund Claim, as applicable,

                           (iv) permit the Company to participate in any
                  proceedings relating to such IRS Claim or Refund Claim, as applicable, and

                           (v) contest such IRS Claim or prosecute Refund Claim
                  (as applicable) to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company may from time to time determine in its discretion.

         The Company shall control all proceedings in connection with such IRS Claim or Refund Claim (as applicable) and in its discretion may cause Executive to pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the Internal Revenue Service or other taxing authority in respect of such IRS Claim or Refund Claim (as applicable); provided that (i) any extension of the statute of limitations relating to payment of taxes for the taxable year of Executive relating to the IRS Claim is limited solely to such IRS Claim, (ii) the Company's control of the IRS Claim or Refund Claim (as applicable) shall be limited to issues with respect to which a Gross-Up Payment would be payable, and (iii) Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or other taxing authority.

                  (d) The Company may at any time in its discretion direct Executive to (i) contest the IRS Claim in any lawful manner or (ii) pay the amount specified in an IRS Claim and pursue a Refund Claim; provided, however, that if the Company directs Executive to pay an IRS Claim and pursue a Refund Claim, the Company shall advance the amount of such payment to Executive on an interest-free basis and shall indemnify Executive, on an after-tax basis, for any Excise Tax or income tax, including related interest or penalties, imposed with respect to such advance.

                  (e) The Company shall pay directly all legal, accounting and other costs and expenses (including additional interest and penalties) incurred by the Company or Executive in connection with any IRS Claim or Refund Claim, as applicable, and shall indemnify Executive, on an after-tax basis, for any Excise Tax or income tax, including related interest and penalties, imposed as a result of such payment of costs and expenses.

         9.5 Refunds. If, after the receipt by Executive or the IRS of any payment or advance of Excise Taxes or other Taxes by the Company pursuant to this Article, Executive receives any refund with respect to such Excise Taxes, Executive shall (subject to the Company's complying with any applicable requirements of Section 9.4) promptly pay the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by Executive of an amount advanced by the Company pursuant to Section 9.4 or receipt by the IRS of an amount paid by the Company on behalf of Executive pursuant to Section 9.4, a determination is made that Executive shall not be entitled to any refund with respect to such claim and the Company does not notify Executive in writing of its intent to contest such determination within 30 days after the Company receives written notice of such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid. Any contest of a denial of refund shall be controlled by Section 9.4(d).

                                   ARTICLE X
                     EXPENSES, INTEREST, DISPUTE RESOLUTION,
                  INDEMNIFICATION AND D&O LIABILITY INSURANCE

         10.1 Enforcement and Late Payments: Under Certain Special Circumstances. If, after the Agreement Date and during or on account of the Current Post-Merger Period, Post-Change Period, Imminent Control Change Period that culminates in a Change Date, Post-Significant Acquisition Period or Post-Disaggregation Period, Executive incurs reasonable legal fees or other expenses (including arbitration costs and expenses under Section 10.4) in an effort to secure, preserve, or obtain benefits under this Agreement, the Company shall, regardless of the outcome of such effort, reimburse Executive (in accordance with Section 10.1(a)) for such fees and expenses, subject to the following.

                  (a) Reimbursement of legal fees and expenses and Gross-Up Payments shall be made on a current basis, promptly after Executive's written submission of a request for reimbursement together with evidence that such fees and expenses were incurred.

                  (b) If Executive does not prevail (after exhaustion of all available judicial remedies) in respect of a claim by Executive or by the Company hereunder, and the Company establishes before a court of competent jurisdiction by clear and convincing evidence that Executive had no reasonable basis for Executive's claim hereunder, or for Executive's response to the Company's claim hereunder, or that Executive acted in bad faith, no further reimbursement for legal fees and expenses shall be due to Executive in respect of such claim and Executive shall refund any amounts previously reimbursed hereunder with respect to such claim.

         10.2 Negotiation of Agreement. The Company shall reimburse Executive for 50% of the reasonable attorney fees and expenses incurred by Executive in negotiating and drafting this Agreement for up to the first $100,000 of such reasonable attorney fees and expenses so incurred. The Company's obligation under this Section 10.2 shall not exceed $50,000.

         10.3 Interest: Under Certain Special Circumstances. If the Company does not pay any cash amount due to Executive under Sections 8.2, 8.3, 8.4 or Article IX this Agreement within three business days after such amount first became due and owing, interest shall accrue on such amount from the date it became due and owing until the date of payment at an annual rate equal to 200 basis points above the base commercial lending rate published in The Wall Street Journal in effect from time to time during the period of such nonpayment; provided that Executive shall not be entitled to interest on any Gross Up Payment.

         10.4 Arbitration. Any dispute, controversy or claim between the parties hereto arising out of or in connection with or relating to this Agreement (other than disputes related to Article IX or to an alleged breach of the Restrictive Covenants in Article XII) or any breach or alleged breach thereof, or any benefit or alleged benefit hereunder, shall be settled by arbitration in Chicago, Illinois, before an impartial arbitrator pursuant to the rules and regulations of the American Arbitration Association ("AAA") pertaining to the arbitration of commercial disputes. Either party may invoke the right to arbitration. The arbitrator shall be selected by means of the parties striking alternatively from a panel of seven arbitrators supplied by the Chicago office of

AAA. The arbitrator shall have the authority to interpret and apply the provisions of this Agreement, consistent with Section 14.12 below. The decision of the arbitrator shall be final and binding upon the parties and a judgment thereon may be entered in the highest court of a forum, state or federal, having jurisdiction. The expenses of the arbitration shall be borne according to
Section 10.1, if applicable and, if Section 10.1 is not applicable, each party shall be responsible for its own costs including attorneys' fees. No arbitration shall be commenced after the date when institution of legal or equitable proceedings based upon such subject matter would be barred by the applicable statutes of limitations. Notwithstanding anything to the contrary contained in this Section 10.4 or elsewhere in this Agreement, either party may bring an action in the District Court of Cook County, or the United States District Court for the Northern District of Illinois, if jurisdiction there lies, in order to maintain the status quo ante of the parties. The "status quo ante" is defined as the last peaceable, uncontested status between the parties. However, neither the party bringing the action nor the party defending the action thereby waives its right to arbitration of any dispute, controversy or claim arising out of or in connection or relating to this Agreement. Notwithstanding anything to the contrary contained in this Section 10.4 or elsewhere in this Agreement, either party may seek relief in the form of specific performance, injunctive or other equitable relief in order to enforce the decision of the arbitrator. The parties agree that in any arbitration commenced pursuant to this Agreement, the parties shall be entitled to such discovery (including depositions, requests for the production of documents and interrogatories) as would be available in a federal district court pursuant to Rules 26 through 37 of the Federal Rules of Civil Procedure. In the event that either party fails to comply with its discovery obligations hereunder, the arbitrator shall have full power and authority to compel disclosure or impose sanctions to the full extent of Rule 37 of the Federal Rules of Civil Procedure.

         10.5 Indemnification. Executive shall be indemnified and held harmless by the Company on the same terms as other senior executives and to the greatest extent permitted under applicable law as the same now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification than was permitted prior to such amendment) and the Company's by-laws as such exist on the Agreement Date if Executive was, is, or is threatened to be, made a party to any pending, completed or threatened action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding whether civil, criminal, administrative or investigative, and whether formal or informal, by reason of the fact that Executive is or was, or had agreed to become, a director, officer, employee, agent, or fiduciary of the Company or any other entity which Executive is or was serving at the request of the Company ("Proceeding"), against all expenses (including all reasonable attorneys' fees) and all claims, damages, liabilities and losses incurred or suffered by Executive or to which Executive may become subject for any reason. A Proceeding shall not include any proceeding to the extent it concerns or relates to a matter described in Section 10.1 (concerning reimbursement of certain costs and expenses). Upon receipt from Executive of (i) a written request for an advancement of expenses, which Executive reasonably believes will be subject to indemnification hereunder and (ii) a written undertaking by Executive to repay any such amounts if it shall ultimately be determined that Executive is not entitled to indemnification under this Agreement or otherwise, the Company shall advance such expenses to Executive or pay such expenses for Executive, all in advance of the final disposition of any such matter.

         10.6 Directors' and Officers' Liability Insurance. For a period of six years after the Termination Date (or for any known longer applicable statute of limitations period), the Company shall provide Executive with coverage under a directors' and officers' liability insurance policy in an amount no less than, and on the same terms as those provided to senior executive officers and directors of the Company.

                                   ARTICLE XI
                            NO SET-OFF OR MITIGATION

         11.1 No Set-off by Company.

                  (a) Executive's right to receive when due the payments and other benefits provided for under this Agreement is absolute, unconditional and subject to no setoff, counterclaim or legal or equitable defense. Time is of the essence in the performance by the Company of its obligations under this Agreement.

                  (b) Any claim which the Company may have against Executive, whether for a breach of this Agreement or otherwise, shall be brought in a separate action or proceeding and not as part of any action or proceeding brought by Executive to enforce any rights against the Company under this Agreement.

         11.2 No Mitigation.

                  (a) Executive shall not have any duty to mitigate the amounts payable by the Company under this Agreement by seeking new employment or self-employment following termination.

                  (b) Except as specifically otherwise provided in this Agreement, all amounts payable pursuant to this Agreement shall be paid without reduction regardless of any amounts of salary, compensation or other amounts which may be paid or payable to Executive as the result of Executive's employment by another employer or self-employment.

                                  ARTICLE XII
                              RESTRICTIVE COVENANTS

         12.1 Confidential Information. Executive acknowledges that in the course of performing services for the Companies and Affiliates, he may create (alone or with others), learn of, have access to and receive Confidential Information. Confidential Information shall not include: (i) information that is or becomes generally known to the public or within the relevant trade or industry through no fault of Executive; (ii) information received from a third party outside of the Company that was disclosed without a breach of any confidentiality obligation that Executive knew, or should have known about at the time of such disclosure; or (iii) information approved for release by written authorization of the Company. Executive recognizes that all such Confidential Information is the sole and exclusive property of the Company and its Affiliates or of third parties which the Company or Affiliate is obligated to keep confidential, that it is the Company's policy to keep all such Confidential Information confidential, and that disclosure of Confidential Information would cause damage to the Company and its Affiliates. Executive agrees that, (a) except as required by the duties of Executive's employment with the Company or any of its Affiliates (including pursuant to this Agreement), (b) except in connection with enforcing Executive's rights under this Agreement, and/or (c) except if compelled by a court or governmental agency, provided in each case of (b) and
(c) above that prior written notice is given to Company, Executive will not, without the written consent of Company, willfully disseminate or otherwise disclose, directly or indirectly, any Confidential Information obtained during his employment with the Company or its Affiliates, and will take all necessary precautions to prevent disclosure, to any unauthorized individual or entity inside or outside the Company, and will not use the Confidential Information or permit its use for the benefit of Executive or any other person or entity other than the Company or its Affiliates. These obligations shall continue during and after the termination of Executive's employment (whether or not after a Change in Control, Imminent Control Change, Significant Acquisition or Disaggregation). Nothing in this Section 12.1 prohibits Executive from reporting any suspected instance of a nuclear safety concern or any safety concern of any nature related to the operation of a nuclear power station to the United States Nuclear Regulatory Commission ("NRC"), the United States Department of Labor, or any other state or federal government agency; nor does this Section 12.1 prohibit or discourage Executive from providing information to the NRC, or to any state or federal agency or from testifying in any civil or criminal proceeding.

         12.2 Non-Competition. During the period beginning on the Agreement Date and ending on the second anniversary of the Termination Date, whether or not after a Change in Control, Imminent Control Change, Significant Acquisition or Disaggregation, Executive hereby agrees that without the written consent of the Company Executive shall not at any time, directly or indirectly, in any capacity:

                  (a) engage or participate in, become employed by, serve as a director of, or render advisory or consulting or other services in connection with, any Competitive Business; provided, however, that after the Termination Date this Section 12.2 shall not preclude Executive from (i) being an employee of, or consultant to, any business unit of a Competitive Business if (A) such business unit does not qualify as a Competitive Business in its own right and (B) Executive does not have any direct or indirect involvement in, or responsibility for, any operations of such Competitive Business that cause it to qualify as a Competitive Business, (ii) being a consultant to, an advisor to, or an employee of a governmental regulatory agency,
         (iii)serving on the boards of colleges, universities or professional societies (e.g., the American Nuclear Society) (and related committees or organizations thereof), (iv) serving on the following industry boards (or related committees or organizations thereof): WANO (World Association of Nuclear Operators), INPO (Institute of Nuclear Professional Operators), NEI (Nuclear Energy Institute), EEI (Edison Electric Institute) and EPRI (Electric Power Research Institute) or (v) with the approval of the Chief Executive Officer of the Company, serving as a non-employee director of a Competitive Business.

                  (b) make or retain any financial investment, whether in the form of equity or debt, or own any interest, in any Competitive Business. Nothing in this subsection shall, however, restrict Executive from making an investment in any Competitive Business if such investment does not (i) represent more than 1% of the aggregate market value of the outstanding capital stock or debt (as applicable) of such Competitive Business, (ii) give Executive any right or ability, directly or indirectly, to control or influence the policy decisions or management of such Competitive Business, and (iii) create a conflict of interest between Executive's duties under this Agreement and his interest in such investment.

         12.3 Non-Solicitation. During the period beginning on the Agreement Date and ending on the second anniversary of any Termination Date, whether or not after a Change in Control, Imminent Control Change, Significant Acquisition or Disaggregation, Executive shall not, directly or indirectly:

                  (a) other than in connection with the good-faith performance of his duties as an officer of the Company, cause or attempt to cause any employee or agent of the Company to terminate his or her relationship with the Company;

                  (b) employ, engage as a consultant or adviser, or solicit the employment or engagement as a consultant or adviser, of any employee or agent of the Company (other than by the Company or its Affiliates), or cause or attempt to cause any Person to do any of the foregoing;

                  (c) establish (or take preliminary steps to establish) a business with, or cause or attempt to cause others to establish (or take preliminary steps to establish) a business with, any employee or agent of the Company, if such business is or will be a Competitive Business; or

                  (d) interfere with the relationship of the Company with, or endeavor to entice away from the Company, any Person who or which at any time during the period commencing one year prior to the Termination Date was or is, to Executive's knowledge, a material customer or material supplier of, or maintained a material business relationship with, the Company.

         Notwithstanding anything herein to the contrary, Executive may respond to an unsolicited request for an employment reference regarding any employee or agent of the Company (or Affiliate) from a third party by providing a reference setting forth Executive's personal views about such employee or agent.

         12.4 Intellectual Property. During the period of Executive's employment with the Company and any Affiliate, and thereafter upon the Company's request, whether or not after a Change in Control, Imminent Control Change, Significant Acquisition or Disaggregation, Executive shall disclose immediately to the Company all ideas, inventions and business plans that he makes, conceives, discovers or develops alone or with others during the course of his employment with the Company or during the one year period following Executive's Termination Date, including any inventions, modifications, discoveries, developments, improvements, computer programs, processes, products or procedures (whether or not protectable upon application by copyright, patent, trademark, trade secret or other proprietary rights) ("Work Product") that: (i) relate to the business of the Company or any customer or supplier to the

Company or any of the products or services being developed, manufactured, sold or otherwise provided by the Company or that may be used in relation therewith; or (ii) result from tasks assigned to Executive by the Company; or (iii) result from the use of the premises or personal property (whether tangible or intangible) owned, leased or contracted for by the Company. Executive agrees that any Work Product shall be the property of the Company and, if subject to copyright, shall be considered a "work made for hire" within the meaning of the Copyright Act of 1976, as amended (the "Act"). If and to the extent that any such Work Product is not a "work made for hire" within the meaning of the Act, Executive hereby assigns to the Company all right, title and interest in and to the Work Product, and all copies thereof, and the copyright, patent, trademark, trade secret and all proprietary rights in the Work Product, without further consideration, free from any claim, lien for balance due or rights of retention thereto on the part of Executive.

                  (a) The Company hereby notifies Executive that the preceding paragraph does not apply to any inventions for which no equipment, supplies, facility, or trade secret information of the Company was used and which was developed entirely on Executive's own time, unless: (i) the invention relates (a) to the Company's business, or (b) to the Company's actual or demonstrably anticipated research or development, or (ii) the invention results from any work performed by Executive for the Company.

                  (b) Executive agrees that upon disclosure of Work Product to the Company, Executive will, during his employment and at any time thereafter, at the request and cost of the Company, execute all such documents and perform all such acts as the Company or its duly authorized agents may reasonably require: (i) to apply for, obtain and vest in the name of the Company alone (unless the Company otherwise directs) letters patent, copyrights or other analogous protection in any country throughout the world, and when so obtained or vested to renew and restore the same; and (ii) to prosecute or defend any opposition proceedings in respect of such applications and any opposition proceedings or petitions or applications for revocation of such letters patent, copyright or other analogous protection, or otherwise in respect of the Work Product.

                  (c) In the event that the Company is unable, after reasonable effort, to secure Executive's execution as provided in subsection (b) above, whether because of Executive's physical or mental incapacity or for any other reason whatsoever, Executive hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as his agent and attorney-in-fact, to act for and on his behalf to execute and file any such application or applications and to do all other lawfully permitted acts to further the prosecution, issuance and protection of letters patent, copyright and other intellectual property protection with the same legal force and effect as if personally executed by Executive.

                  (d) If Executive is required to execute documents or perform acts after the Termination Date pursuant to this Section 12.4, Executive shall be entitled to receive prompt reimbursement for all reasonable out-of-pocket costs and expenses necessitated by compliance with this Section 12.4, including travel expenses but not attorneys' fees.

         12.5 Non-Disparagement. During the period beginning on the Termination Date and ending on the second anniversary of the Termination Date, Executive shall not (a) make any written or oral statement that brings the Company or any of its Affiliates or the employees, officers or agents of the Company or any of its Affiliates into disrepute, or tarnishes any of their images or reputations or (b) publish, comment upon or disseminate any statements suggesting or accusing the Company or any of its Affiliates or any agents, employees or officers of the Company or any of its Affiliates of any misconduct or unlawful behavior. This Section 12.5 shall not be deemed to be breached by testimony of Executive given in any judicial or governmental proceeding which Executive reasonably believes to be truthful at the time given or by any other action of Executive which he reasonably believes is taken in accordance with the requirements of applicable law or administrative regulation. Nothing in this
Section 12.5 prohibits Executive from reporting any suspected instance of a nuclear safety concern or any safety concern of any nature related to the operation of a nuclear power station to the United States Nuclear Regulatory Commission ("NRC"), the United States Department of Labor, or any other state or federal government agency; nor does this Section 12.5 prohibit or discourage Executive from providing information to the NRC, or to any state or federal agency or from testifying in any civil or criminal proceeding.

         12.6 Reasonableness of Restrictive Covenants.

                  (a) Executive acknowledges that the covenants contained in Sections 12.1, 12.2, 12.3, 12.4 and 12.5 are reasonable in the scope of the activities restricted, the geographic area covered by the restrictions, and the duration of the restrictions, and that such covenants are reasonably necessary to protect the Company's legitimate interests in its Confidential Information and in its relationships with its employees, customers and suppliers. Executive further acknowledges such covenants are essential elements of this Agreement and that, but for such covenants, the Company would not have entered into this Agreement.

                  (b) The Company and Executive have each consulted with their respective legal counsel and have been advised concerning the reasonableness and propriety of such covenants. Executive acknowledges that his observance of the covenants contained in Sections 12.1, 12.2, 12.3, 12.4 and 12.5 will not deprive Executive of the ability to earn a livelihood or to support his dependents.

         12.7 Right to Injunction; Survival of Undertakings.

                  (a) In recognition of the confidential nature of the Confidential Information, and in recognition of the necessity of the limited restrictions imposed by Sections 12.1, 12.2, 12.3 and 12.4 the parties agree that it would be impossible to measure solely in money the damages which the Company would suffer if Executive were to breach any of his obligations under such Sections. Executive acknowledges that any breach of any provision of such Sections would irreparably injure the Company. Accordingly, Executive agrees that if he breaches any of the provisions of such Sections, the Company shall be entitled, in addition to any other remedies to which the Company may be entitled under this Agreement or otherwise, to an injunction to be issued by a court of competent jurisdiction, to restrain any breach, or threatened breach, of such provisions, and

         Executive hereby waives any right to assert any claim or defense that the Company has an adequate remedy at law for any such breach.

                  (b) If a court determines that any of the covenants included in this Article XII is unenforceable in whole or in part because of such covenant's duration or geographical or other scope, such court shall have the power to modify the duration or scope of such provision, as the case may be, so as to cause such covenant as so modified to be enforceable.

                  (c) All of the provisions of this Article XII shall survive any Termination of Employment without regard to (i) the reasons for such termination or (ii) the expiration of the Employment Period.

         12.8 Breach of Covenants.

                  (a) In the event Executive breaches a Restrictive Covenant, the Company shall be entitled to require a Forfeiture (as defined below) if and only if a Forfeiture Event (as defined below) has occurred.

                  (b) A "Forfeiture Event" means that both of the following have occurred:

                           (i) Executive shall have committed a willful and
                  material breach of any of the covenants contained in this
                  Article XII, or Executive shall have failed to cure (to the fullest extent curable) a non-willful breach of any of such covenants within 10 days after his receipt of a written notice thereof from the Company; provided no act or failure to act (including simple negligence or an error in judgment) shall be deemed a willful breach of a Restrictive Covenant if such act or failure to act was done in good faith, with a reasonable belief that the act, or failure to act, was in the best interest of the Company or was required by applicable law or administrative regulations, and was not done primarily to benefit Executive.

                           (ii) In an action brought at any time but no later
                  than three years after the Termination Date, the Company shall have obtained a final judicial determination (or, if the Company reasonably determines, based upon the advice of counsel, that it is more likely than not that each of the Circuit Court of Cook County, Illinois and the United States District Court for the Northern District of Illinois will decline to adjudicate the issue, a final decree in an arbitration proceeding conducted in accordance with the rules of the American Arbitration Association, with such arbitration proceeding to be conducted in Chicago, Illinois before a panel of three arbitrators) to the effect that a Forfeiture Event has occurred and that the occurrence of a Forfeiture is appropriate and consistent with the requirements and procedures set forth in this Agreement.

                  (c) A Forfeiture means any or all of the following, in the discretion of the Company:

                           (i) Discontinuance of any and all payments and
                  benefits provided to Executive pursuant to Articles VIII,
                  Article IX, and any other provision of this Agreement;

                           (ii) Termination of any Stock Options then held by
                  Executive, whether or not then exercisable;

                           (iii) Requiring Executive to:

                                    (1) Repay to the Company all amounts (if
                           any) previously received by Executive pursuant to any provision of Articles VIII and/or IX on or after the first date on which the Executive breached any of the covenants contained in this Article XII ("Breach Date");

                                    (2) Repay to the Company all amounts (if
                           any) previously received by Executive pursuant to the Enhanced SERP at any time on or after the Termination Date;

                                    (3) Pay to the Company an amount equal to
                           the aggregate "spread" on all Stock Options exercised on or after the Breach Date (for this purpose "spread" in respect of any Stock Option shall mean the product of the number of shares as to which such Stock Option has been exercised on or after the Breach Date multiplied by the difference between the closing price of the common stock on the exercise date (or if the common stock did not trade on the New York Stock Exchange on the exercise date, the most recent date on which the common stock did so trade) and the exercise price of the Stock Option); and

                                    (4) Repay to the Company any other amount
                           that it paid to Executive on or after the Breach Date which Executive would not have been entitled to receive if the Company had terminated the employment of Executive for Cause as of the Breach Date.

                                  ARTICLE XIII
                            NON-EXCLUSIVITY OF RIGHTS

         13.1 Other Rights. Except as expressly provided in Section 8.11 or 12.8 or elsewhere in this Agreement, this Agreement shall not prevent or limit Executive's continuing or future participation in any benefit, bonus, incentive or other Plans provided by the Company and for which Executive may qualify, nor shall this Agreement limit or otherwise affect such rights as Executive may have under any other agreements with the Company. Amounts which are vested benefits or which Executive is otherwise entitled to receive under any Plan and any other payment or benefit required by law at or after the Termination Date shall be payable in accordance with such Plan or applicable law except as expressly modified by this Agreement.

         13.2 No Right to Continued Employment. Nothing in this Agreement shall guarantee the right of Executive to continue in employment, and the Company retains the right to terminate Executive's employment at any time for any reason or for no reason.

                                  ARTICLE XIV
                                  MISCELLANEOUS

         14.1 No Assignability. This Agreement is personal to Executive and without the prior written consent of the Company shall not be assignable by Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Executive's legal representatives.

         14.2 Successors. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Any successor to the business or assets of the Company which assumes or agrees to perform this Agreement by operation of law, contract, or otherwise shall be jointly and severally liable with the Company under this Agreement as if such successor were the Company.

         14.3 Affiliates. To the extent that immediately prior to the Applicable Trigger Date, Executive has been on the payroll of, and participated in the incentive or employee benefit plans of, an Affiliate of the Company, the references to the Company contained in Sections 6.8(a), (a)(i) and (a)(ii) and the other Sections of this Agreement referring to benefits to which Executive may be entitled shall be read to refer to such Affiliate.

         14.4 No Double Payment. Notwithstanding any other provision of this Agreement, Executive shall not be entitled to payment under both this Agreement and the Key Management Severance Plan for the same type of benefit or payment. Amounts paid hereunder shall be reduced by amounts paid under the Key Management Severance Plan for the same type of benefit or payment.

         14.5 Payments to Beneficiary. If Executive dies before receiving amounts to which Executive is entitled under this Agreement, such amounts shall be paid in a lump sum to one or more beneficiaries designated in writing by Executive (each, a "Beneficiary"). Executive, without the consent of any prior Beneficiary, may change his designation of Beneficiary or Beneficiaries at any time or from time to time by submitting to the Company a new designation in writing. If none is so designated, Executive's estate shall be his or her Beneficiary.

         14.6 Non-Alienation of Benefits. Benefits payable under this Agreement shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, either voluntary or involuntary, before actually being received by Executive, and any such attempt to dispose of any right to benefits payable under this Agreement shall be void.

         14.7 Severability. If any one or more Articles, Sections or other portions of this Agreement are declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any Article, Section or other portion not so declared to be unlawful or invalid. Any Article, Section or other portion so declared to be unlawful or invalid shall be construed so as to effectuate the terms of such Article, Section or other portion to the fullest extent possible while remaining lawful and valid.

         14.8 Amendments. This Agreement shall not be amended or modified except by written instrument executed by the Company and Executive.

         14.9 Notices. All notices and other communications under this Agreement shall be in writing and delivered by hand, by nationally-recognized delivery service that promises overnight delivery, or by first-class registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                  If to Executive, to Executive at his most recent home address on file with the Company.

                  If to the Company:

                  Exelon Corporation
                  37th Floor
                  10 S. Dearborn Street
                  Chicago, Illinois  60690
                  Attention:  S. Gary Snodgrass, Senior Vice President and
                              Chief Human Resources Officer
                  Facsimile No.:  (312) 394-5440

                  With copy to:

                  Pamela Baker, Esq.
                  Sonnenschein Nath & Rosenthal
                  8000 Sears Tower
                  Chicago, Illinois  60606
                  Facsimile No.:  (312) 876-7934

or to such other address as either party shall have furnished to the other in writing in accordance with the provisions of this Section 14.9. Notice and communications shall be effective when actually received by the addressee.

         14.10 Joint and Several Liability, Continuing Enhanced SERP Obligations of ComEd. The Company and Genco shall be jointly and severally liable for the obligations of the Company or Genco hereunder. ComEd has acknowledged its continuing obligation to provide the Enhanced SERP benefits, to the extent not paid by the Company or Genco.

         14.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument.

         14.12 Governing Law. This Agreement shall be interpreted and construed in accordance with the laws of the State of Illinois, without regard to its choice of law principles.

         14.13 Captions. The captions of this Agreement are not a part of the provisions hereof and shall have no force or effect.

         14.14 Number and Gender. Wherever appropriate, the singular shall include the plural, the plural shall include the singular, and the masculine shall include the feminine.

         14.15 Tax Withholding. The Company may withhold from any amounts payable under this Agreement or otherwise payable to Executive any Taxes the Company determines to be appropriate under applicable law and may report all such amounts payable to such authority as is required by any applicable law or regulation.

         14.16 No Waiver. Executive's failure to insist upon strict compliance with any provision of this Agreement shall not be deemed a waiver of such provision or any other provision of this Agreement. A waiver of any provision of this Agreement shall not be deemed a waiver of any other provision, and any waiver of any default in any such provision shall not be deemed a waiver of any later default thereof or of any other provision.

         14.17 Entire Agreement. This Agreement, together with its attachments, contains the entire understanding of Company and Executive with respect to its subject matter and shall supersede all prior agreements, promises and representations regarding employment, compensation, severance or other payments contingent upon termination of employment, whether in writing or otherwise; provided, however that with respect to obligations relating to the SERP, ComEd shall remain joint and severally liable with the Company. Notwithstanding anything herein to the contrary, the agreement dated as of February 1, 2002 among Executive and the Acknowledging Companies (as defined therein) shall survive and not be superceded by this Agreement to the extent such agreement provides that the Acknowledging Companies remain obligated to provide the Enhanced SERP.

         14.18 Approvals. The Company represents and warrants to Executive it has taken all corporate action necessary to authorize this Agreement. Executive represents and warrants to the Company that there are no agreements or arrangements, whether written or oral, in effect which would prevent him from performing the services provided for in this Agreement, and that he has not made and will not make any commitment, agreement or arrangement, or do any act in conflict with this Agreement.

         14.19 Survival of Executive's Rights. All of Executive's rights hereunder, including his rights to compensation and benefits, and his obligations under Article XII hereof, shall survive the termination of Executive's employment or the termination of this Agreement.

         IN WITNESS WHEREOF, Executive, Exelon Corporation and Exelon Generation Company, LLC have executed this Employment Agreement as of the Agreement Date.

                                    OLIVER D. KINGSLEY, JR.


                                    /s/ Oliver D. Kingsley, Jr.
                                    --------------------------------------------


                                    EXELON CORPORATION


                                    By:  /s/ John W. Rowe
                                         ---------------------------------------
                                    Title:   President and CEO
                                             -----------------------------------


                                    EXELON GENERATION COMPANY, LLC


                                    By:  /s/ Barry J. Mitchell
                                         ---------------------------------------
                                    Title:   Senior Vice President and Treasurer
                                             -----------------------------------

                                  Attachment A

                               EXELON CORPORATION
                               ------------------

                    Special Restricted Stock Award Agreement

Exelon Corporation, a Pennsylvania corporation (the "Company"), hereby grants to Oliver D. Kingsley, Jr.,(the "Holder") pursuant to the provisions of the Exelon Corporation Long-Term Incentive Plan, as amended and restated effective October 20, 2000 (the "Plan"), a restricted stock award (the "Award") of thirty-five thousand (35,000) restricted shares of the Company's Common Stock, without par value ("Common Stock"), upon and subject to the terms and conditions set forth below. Unless otherwise noted, capitalized terms not defined herein shall have the meanings specified in the Plan.

1. Award Subject to Employment Agreement.

         The Award shall be subject to all the terms of this Agreement, the Plan, and that certain Employment Agreement dated as of September 5, 2002 among the Company, Exelon Generation Company, LLC and the Holder (the "Employment Agreement") to which this Award is attached as Attachment A.

2. Rights as a Stockholder.

         The Holder shall have the right to vote the shares of Common Stock subject to the Award and to receive dividends and other distributions thereon unless and until, and only to the extent, such shares are forfeited pursuant to
Section 3.2 hereof; provided, however, that a dividend or distribution with respect to shares (including, without limitation, a stock dividend or stock split), other than a regular cash dividend, shall be delivered to the Company (and the Holder shall, if requested by the Company, execute and return one or more irrevocable stock powers related thereto) and shall be subject to the same restrictions as the shares of Common Stock with respect to which such dividend or other distribution was made.

3. Restriction Period -- Vesting Dates and Vesting.

         3.1      Vesting Dates.

         Subject to Section 3.2 hereof, twenty percent (20%) of the total shares of Common Stock subject to the Award shall vest on January 1, 2003, and an additional twenty percent (20%) shall vest on each of the next four anniversaries of January 1, 2003, provided Executive is employed by the Company or an Affiliate on such anniversary. Upon Holder's Termination of Employment (as such term is defined in the Employment Agreement) by Holder for Good Reason (as such term is defined in the Employment Agreement), death or Disability (as such term is defined in the Employment Agreement) or by the Company other than for Cause (as such term is defined in the Employment Agreement), any non-vested shares then subject to the Award shall immediately become fully vested and nonforfeitable.

         3.2      Forfeiture of Non-Vested Shares.

         If, prior to the date on which all of the shares of Common Stock subject to the Award become vested, the Holder's employment is terminated by the Company for Cause (as such term is defined in the Employment Agreement), the non-vested shares shall be forfeited by the Holder if not vested by the Date of Termination (as such term is defined in the Employment Agreement).

4. Termination of Award.

         In the event that Holder shall forfeit any shares of Common Stock subject to the Award pursuant to Section 3.2, this Award shall immediately terminate. The Holder shall, upon the Company's request, promptly return this Agreement to the Company for cancellation. Such cancellation shall, however, be effective regardless of whether the Holder returns this Agreement. Cancellation of this Agreement shall not effect the Holder's right hereunder with respect to any vested shares.

5. Additional Terms and Conditions of Award.

         5.1      Nontransferability of Award.

         This Award may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to sell, transfer, assign, pledge, hypothecate or encumber, or otherwise dispose of this Award or any shares of Common Stock subject hereto that haven not vested and been issued pursuant to Section 5.5, this Award and any obligation of the Company with respect to the shares subject hereto shall immediately become null and void.

         5.2      Withholding Taxes.

         (a) As a condition precedent to the delivery to the Holder of any shares of Common Stock subject to the Award, the Holder shall, upon request by the Company, pay to the Company (or shall cause a broker-dealer on behalf of the Holder to pay to the Company) such amount of cash as the Company may be required, under all applicable federal, state, local or other laws or regulations, to withhold and pay over as income or other withholding taxes (the "Required Tax Payments") with respect to the Award. If the Holder shall fail to advance the Required Tax Payments after request by the Company, the Company may, in its discretion, deduct any Required Tax Payments from any amount then or thereafter payable by the Company to the Holder.

         (b) The Holder may elect to satisfy his obligation to advance the Required Tax Payments by any of the following means: (1) a cash payment to the Company pursuant to Section 5.2(a), (2) delivery to the Company of previously owned whole shares of Common Stock (which the Holder has held for at least six months prior to the delivery of such shares or which the Holder purchased on the open market and for which the Holder has good title, free and clear of all liens and encumbrances) having a Fair Market Value, determined as of the date the obligation to withhold or pay taxes first arises in connection with the Award (the "Tax Date"), equal to the Required Tax Payments, (3) authorizing the Company to withhold from the shares of Common Stock otherwise to be delivered to the Holder pursuant to the Award a number of whole shares of Common Stock having a Fair Market Value, determined as of the Tax Date, equal to the Required Tax Payments, (4) a cash payment by a broker-dealer acceptable to the Company through whom the Holder has sold the shares with respect to which the Required Tax Payments have arisen or (5) any combination of (1), (2) and (3). The Committee shall have sole discretion to disapprove of an election pursuant to any of clauses (2)-(5). Shares of Common Stock to be delivered or withheld may not have a Fair Market Value in excess of the minimum amount of the Required Tax Payments. Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the Holder. No certificate representing a share of Common Stock shall be delivered until the Required Tax Payments have been satisfied in full.

         5.3      Adjustment.

         In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the number and class of securities subject to the Award shall be adjusted as determined by the Committee. If any adjustment would result in a fractional security being subject to the Award, the Company shall pay the Holder, in connection with the vesting, if any, of such fractional security, an amount in cash determined by multiplying (i) such fraction (rounded to the nearest hundredth) by (ii) the Fair Market Value on the relevant vesting date. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive.

         5.4      Compliance with Applicable Law.

         The Award is subject to the condition that if the listing, registration or qualification of the shares subject to the Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the vesting or delivery of shares hereunder, the shares of Common Stock subject to the Award shall not vest or be delivered, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent or approval.

         5.5      Custody and Delivery of Shares.

         The Company shall hold the certificate or certificates representing the shares of Common Stock subject to the Award until such Award shall have vested pursuant to Section 3.1 hereof. Subject to Section 5.2, as soon as practicable after the shares of Common Stock subject to the Award become vested, the Company shall deliver or cause to be delivered one or more certificates issued in the Holder's name representing the number of vested shares and destroy the stock power or powers relating to the vested shares. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such delivery, except as otherwise provided in Section 5.2.

         5.6      Award Confers no Rights to Continued Employment.

         In no event shall the granting of the Award or its acceptance by the holder give or be deemed to give the Holder any right to continued employment by the Company or any affiliate of the Company.

         5.7      Decisions of Committee.

         The Committee shall have the right to resolve all questions which may arise in connection with the Award. Any interpretation, determination or other action made or taken by the Committee regarding the Plan or this Agreement shall be final, binding and conclusive.

         5.8      Agreement Subject to the Plan.

         This Agreement is subject to the provisions of the Plan and shall be interpreted in accordance therewith.

         5.9      Investment Representation.

         The Holder hereby represents and covenants that (a) any share of Common Stock acquired upon the vesting of the Award will b acquired for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), unless such acquisition has been registered under the Securities Act and any applicable state securities law; (b) any subsequent sale of any such shares shall be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exception from registration under the Securities Act and such state securities laws; and (c) if requested by the Company, the Holder shall submit a written statement, in form satisfactory to the Company, to the effect that such representation (x) is true and correct as of the date of acquisition of any shares hereunder or (y) is true and correct as of the date of any sale of any such shares, as applicable.

6.       Miscellaneous Provisions.

         6.1      Meaning of Certain Terms.

         As used herein, the following terms shall have the respective meanings set forth below:

         "Fair Market Value" means the closing transaction price of a share of Common Stock, as reported on the New York Stock Exchange Composite Transactions on the date in question or, if there shall be no reported transaction for such date, on the next preceding date for which a transaction was reported.

         As used herein, "employment by the Company" shall include employment by a corporation which is a "subsidiary corporation" of the Company, as such term is defined in Section 424 of the Code. References in this Agreement to sections of the Code shall be deemed to refer to any successor section of the Code or any successor internal revenue law.

         6.2      Successors.

         This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of the Holder, acquire any rights hereunder in accordance with this Agreement, the Employment Agreement or the Plan.

         6.3      Notices.

         All notices, requests or other communications provided for in this Agreement shall be made, if to the Company, to Exelon Corporation, 10 South Dearborn Street -- 37th Floor, Chicago, Illinois 60603,
         Attention: Corporate Secretary, and if to the Holder, at his then current work location. All notices, requests or other communications provided for in this Agreement shall be made in writing (a) by personal delivery to the party entitled thereto, (b) by facsimile transmission with confirmation of receipt, (c) by mailing in the United States mails to the last known address of the party entitled thereto or (d) by express courier service. The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile transmission, or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.

         6.4      Governing Law.

         This Agreement, the Award and all determinations made and actions taken pursuant hereto and thereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the Commonwealth of Pennsylvania and construed in accordance therewith without giving effect to conflicts of laws principles.

                                     EXELON CORPORATION

                                     By: /s/ Katherine Combs
                                         ---------------------------------------

                                     Title:   Secretary
                                              ----------------------------------

                                  Attachment B
       Exelon Corporation Supplemental Management Retirement Plan Credits:

                     Enhanced SERP Years of Credited Service

For purposes of determining the Executive's Credited Service Executive would have under the Exelon Corporation Supplemental Management Retirement Plan (the "Plan") for purposes of calculating the Enhanced SERP benefit under Section 6.2 of this Agreement, Executive shall be credited with years of service in accordance with the following schedule:

----------------------------------------------------------------------------------------------------------------------
        Years of Employment 1              Years of additional Credited Service      Total Years of Credited Service
----------------------------------------------------------------------------------------------------------------------
              Less than 2                                  0                               Actual Service
----------------------------------------------------------------------------------------------------------------------
           2 but less than 3                              15                                     15
----------------------------------------------------------------------------------------------------------------------
           3 but less than 4                              20                                     20
----------------------------------------------------------------------------------------------------------------------
           4 but less than 5                              25                                     25
----------------------------------------------------------------------------------------------------------------------
                   5                                      25                                     30
----------------------------------------------------------------------------------------------------------------------
              More than 5                                 25                       30, plus actual service for any
                                                                                        service after 5 years
----------------------------------------------------------------------------------------------------------------------

Executive's Enhanced SERP is fully vested, subject to the provisions of Article XII of the Agreement.

If, prior to the date Executive would be eligible to receive an annuity under the Commonwealth Edison Service Annuity System (the "Service Annuity System") Executive (a) becomes entitled to payment under the Enhanced SERP or (b) dies while employed, then, as applicable, Executive shall be entitled to elect payment in the form of a service annuity or a Marital Annuity2, or if Section
8.2 applies, a lump sum in accordance with Section 8.2, or his surviving spouse shall be immediately entitled to a surviving spouse benefit. Any annuity payment shall be determined as though he (or his surviving spouse) were entitled to such annuity under the Service Annuity System, taking into account Executive's service as credited above, and under Section 8.2(a)(iv), if applicable.

__________
1 A "Year of Employment" is a 12-month period beginning November 1 and ending October 31 of the following year, throughout which Executive has been continuously employed by the Company or an Affiliate.

2 The Marital Annuity, which is an automatic election under the SERP, provides a pension benefit to Executive during his lifetime and if he dies after he retires and his spouse to whom he was married when the pension benefits commenced survives him, such surviving spouse will be paid a reduced benefit (generally 50% of the pension benefit payable while both Executive and his surviving spouse were living) for the remainder of her lifetime. Generally, the Marital Annuity will be equal to 50% of Executive's regular pension benefit. The actual amount payable to Executive and Executive's spouse will be affected by his age, his spouse's age and the amount of the Enhanced SERP. Unless Executive is entitled to choose and does choose a lump sum Enhanced SERP payment under this Agreement (in which case no spousal consent is required), if Executive does not choose the Marital Annuity, he must obtain his spouse's written consent and complete the appropriate documents during the 90 day period before his Enhanced SERP payments begin.

                                  Attachment C
                               Waiver and Release

                               WAIVER AND RELEASE
                              EMPLOYMENT AGREEMENT

         This agreement, release and waiver (the "Agreement"), made as of the ___ day of ________________, _____ (the "Effective Date"), is made by and among Exelon Corporation, a Delaware corporation (together with all successors thereto, "Company"), Exelon Generation Company, LLC, and Oliver D. Kingsley, Jr.("Executive").

         WHEREAS, the Company and Executive have previously entered into the Employment Agreement , dated as of _________________, 2002 ("Employment Agreement");

         NOW THEREFORE, in consideration for receiving benefits and severance under the Change in Control Agreement and in consideration of the representations, covenants and mutual promises set forth in this Agreement, the parties agree as follows:

1. Release. Except with respect to the Company's obligations under the Employment Agreement, Executive, and Executive's heirs, executors, assigns, agents, legal representatives, and personal representatives, hereby releases, acquits and forever discharges the Company, its agents, subsidiaries, affiliates, and their respective officers, directors, agents, servants, employees, attorneys, shareholders, successors, assigns and affiliates, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to agreements, events, acts or conduct at any time prior to the day prior to execution of this Agreement, including but not limited to any and all such claims and demands directly or indirectly arising out of or in any way connected with Executive's employment with the Company; Executive's termination of employment with the Company; claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, sabbatical benefits, severance benefits, or any other form of compensation or equity; claims pursuant to any federal, state, local law, statute, ordinance or cause of action including, but not limited to, the federal Civil Rights Act of 1964, as amended; the federal Age Discrimination in Employment Act of 1967, as amended; the federal Americans with Disabilities Act of 1990; tort law; contract law; wrongful discharge; discrimination; fraud; defamation; harassment; emotional distress; or breach of the implied covenant of good faith and fair dealing. This Release does not apply to the payment of any benefits to which Executive may be entitled under a Company sponsored tax qualified retirement or savings plan or any right Executive may have to obtain contribution as permitted by law in the event of entry of judgment against him as a result of any act or failure to act for which Executive and the Company (including any affiliate) are jointly liable.

2. Release by Company. Except with respect to Executive's obligations under the Employment Agreement, including but not limited to the covenants set forth in

         Article XII of the Employment Agreement, the Company, and its agents, subsidiaries, attorneys, representatives, successors, and assigns, hereby release, acquit and forever discharge Executive, and Executive's heirs, executors, assigns, representatives, agents, legal representatives, and personal representatives, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to agreements, events, acts or conduct at any time prior to the day prior to execution of this Agreement including but not limited to any and all claims and demands directly or indirectly arising out of or in any way connected with Executive's employment with the Company. This Release does not apply to or any right the Company (including any affiliate) may have to obtain contribution as permitted by law in the event of entry of judgment against it as a result of any act or failure to act for which Executive and the Company (including any affiliate) are jointly liable.

3. No Inducement. Executive agrees that no promise or inducement to enter into this Agreement has been offered or made except as set forth in this Agreement, that Executive is entering into this Agreement without any threat or coercion and without reliance or any statement or representation made on behalf of the Company or by any person employed by or representing the Company, except for the written provisions and promises contained in this Agreement.

4. Damages. The parties agree that damages incurred as a result of a breach of this Agreement will be difficult to measure. It is, therefore, further agreed that, in addition to any other remedies, equitable relief will be available in the case of a breach of this Agreement. It is also agreed that, in the event Executive files a claim against the Company with respect to a claim released by Executive herein (other than a proceeding before the EEOC), the Company may withhold or retain all or any portion of the benefits and severance payments under the Employment Agreement until such claim is withdrawn by Executive.

5. Advice of Counsel; Time to Consider; Revocation. Executive acknowledges the following:

         (a) Executive has read this Agreement, and understands its legal and binding effect. Executive is acting voluntarily and of Executive's own free will in executing this Agreement.

         (b) Executive has been advised to seek and has had the opportunity to seek legal counsel in connection with this Agreement.

         (c) Executive was given at least 21 days to consider the terms of this Agreement before signing it.

         Executive understands that, if Executive signs the Agreement, Executive may revoke it within seven days after signing it. Executive understands that this Agreement will not be effective until after the seven-day period has expired.

6. Severability. If all or any part of this Agreement is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any other portion of this Agreement. Any section or a part of a section declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of the section to the fullest extent possible while remaining lawful and valid.

7. Amendment. This Agreement shall not be altered, amended, or modified except by written instrument executed by the Company and Executive. A waiver of any portion of this Agreement shall not be deemed a waiver of any other portion of this Agreement.

8. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same instrument.

9. Headings. The headings of this Agreement are not part of the provisions hereof and shall not have any force or effect.

10. Applicable Law. The provisions of this Agreement shall be interpreted and construed in accordance with the laws of the State of Illinois without regard to its choice of law principles.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the dates specified below.


                                    OLIVER D. KINGSLEY, JR.



                                    DATE:
                                         ---------------------------------------




                                    EXELON CORPORATION



                                    BY:
                                          --------------------------------------
                                    TITLE:
                                          --------------------------------------
                                    DATE:
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